UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DIGITAL RIVER, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 8, 2004

Dear Stockholder:

On behalf of Digital River, Inc. (the “Company”), I cordially invite you to attend the Annual Meeting of Stockholders, which will begin at 3:30 p.m. local time on Monday, May 24, 2004, at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota. At the meeting, stockholders will be asked:

1.                To elect three directors to hold office until the 2007 Annual Meeting of Stockholders;

2.                To approve an amendment and restatement of the Company’s 1998 Stock Option Plan that would give the Company the flexibility to grant stock appreciation rights, restricted stock units, stock purchase rights and stock bonuses, in addition to incentive and non-statutory stock options, to its directors, officers, employees and consultants and certain other eligible recipients, and would extend the term of the 1998 Plan from June 2008 to March 2014;

3.                To approve an amendment and restatement of the Company’s 1999 Stock Option Plan that would give the Company the flexibility to grant incentive stock options, stock appreciation rights, restricted stock units, stock purchase rights and stock bonuses, in addition to non-statutory stock options, to its directors, officers, employees and consultants and certain other eligible recipients, and would fix the term of the 1999 Plan from unspecified to March 2014;

4.                To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2004; and

5.                To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The accompanying Notice and Proxy Statement describes these proposals in detail.

The directors and officers of the Company hope that as many stockholders as possible will be present at the meeting. Because the vote of each stockholder is important, we ask that you sign and return the enclosed proxy card in the envelope provided or if eligible, cast your vote via the Internet in accordance with the instructions on the enclosed proxy card, whether or not you plan to attend the meeting. This will not limit your right to change your vote prior to or at the meeting.

We appreciate your interest in the Company.

Very truly yours,

Joel A. Ronning Chief Executive Officer

DIGITAL RIVER, INC.
9625 WEST 76TH STREET, SUITE 150
EDEN PRAIRIE, MN 55344

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 24, 2004

To The Stockholders Of Digital River, Inc.:

Notice Is Hereby Given that the Annual Meeting of Stockholders of Digital River, Inc., a Delaware corporation (the “Company”), will be held on Monday, May 24, 2004 at 3:30 p.m. local time at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota, for the following purposes:

(1)         To elect three directors to hold office until the 2007 Annual Meeting of Stockholders;

(2)         To approve an amendment and restatement of the Company’s 1998 Stock Option Plan, that would give the Company the flexibility to grant stock appreciation rights, restricted stock units, stock purchase rights and stock bonuses, in addition to incentive and non-statutory stock options to its directors, officers, employees and consultants and certain other eligible recipients, and would extend the term of the 1998 Plan from June 2008 to March 2014;

(3)         To approve an amendment and restatement of the Company’s 1999 Stock Option Plan that would give the Company the flexibility to grant incentive stock options, stock appreciation rights, restricted stock units, stock purchase rights and stock bonuses, in addition to non-statutory stock options, to its directors, officers, employees and consultants and certain other eligible recipients, and would fix the term of the 1999 Plan from unspecified to March 2014;

(4)         To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2004; and

(5)         To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 29, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Carter D. Hicks
Secretary

Eden Prairie, Minnesota

April 8, 2004

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. IF YOU DO NOT RETURN THE ENCLOSED PROXY, YOU MAY VOTE YOUR SHARES ON THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

DIGITAL RIVER, INC.
9625 WEST 76TH STREET, SUITE 150
EDEN PRAIRIE, MN 55344

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

May 24, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Digital River, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on May 24, 2004, at 3:30 p.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota. The Company intends to mail this proxy statement and accompanying proxy card on or about April 8, 2004 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

Only holders of record of Common Stock at the close of business on March 29, 2004 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 29, 2004, the Company had outstanding and entitled to vote 31,711,077 shares of Common Stock.

Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Voting Via the Internet or by Telephone

Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

The telephone and Internet voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

For Shares Registered in the Name of the Stockholder

Stockholders of record may grant a proxy to vote shares of Company Common Stock by using a touch-tone telephone to call 1-800-560-1965 or via the Internet by accessing the website http://www.eproxy.com/driv. You will be required to enter the Company number, a seven-digit control number (these numbers are located on the proxy card) and the last four digits of your social security number or tax identification number. If voting via the Internet, you will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and you will be prompted to submit or revise them as desired. Votes submitted by telephone or via the Internet must be received by 12:00 noon, Eastern Daylight Time, on Friday, May 21, 2004. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company’s proxy card. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may go to http://www.proxyvote.com to grant a proxy to vote your shares by means of the Internet. Votes submitted via the Internet must be received by 12:00 noon, Eastern Daylight Time, on Monday, May 24, 2004. Submitting your proxy via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting. A beneficial owner who wishes to vote at the meeting must have an appropriate proxy from his or her broker or bank appointing that beneficial owner as attorney in fact for purposes of voting the beneficially held shares at the meeting.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Corporate Secretary of the Company at the Company’s principal executive office, 9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2005 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 9, 2004. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy, must have given written notice delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on February 23, 2005 nor earlier than the close of business on January 24, 2005. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until the director’s successor is elected and qualified.

The Board of Directors presently has six members and two vacancies. There are three directors in the class whose term of office expires in 2004 (Joel A. Ronning, Perry W. Steiner and J. Paul Thorin), and the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board has nominated each of them to stand for reelection at the upcoming Annual Meeting. These nominees are currently directors of the Company who were previously elected by the stockholders. The two vacancies on the Board of Directors are in a class not standing for reelection this year. If elected at the Annual Meeting, each of these nominees would serve until the 2007 annual meeting and until his successor is elected and has qualified, or until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the nominees. In the event that either of the nominees should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Nominating Committee may propose. Each of the nominees has agreed to serve if elected, and the Nominating Committee and management have no reason to believe that any of the nominees will be unable to serve.

Nominees For Election For A Three-Year Term Expiring At The 2007 Annual Meeting:

Joel A. Ronning

Mr. Ronning (47) founded the Company in February 1994 and has been Chief Executive Officer and a director of the Company since that time. From February 2001 to February 2004, Mr. Ronning was a member of the Office of the President, and from February 1994 to July 1998, he was also President of the Company. From May 1995 to December 1999, Mr. Ronning served as Chairman of the Board of Directors of Tech Squared, Inc., a direct catalog marketer of software and hardware products, and from May 1995 to July 1998, he served as Chief Executive Officer, Chief Financial Officer and Secretary of Tech Squared, Inc. From May 1995 to August 1996, Mr. Ronning also served as President of Tech Squared, Inc. Mr. Ronning founded MacUSA, Inc., formerly a wholly owned subsidiary of Tech Squared, Inc., and he served as a director of MacUSA, Inc. from April 1990 to December 1999. From April 1990 to July 1998, Mr. Ronning also served as the Chief Executive Officer of MacUSA, Inc.

Perry W. Steiner

Mr. Steiner (38) has served as a director of the Company since April 1998 and served as President of the Company from July 1998 to February 2001. Since February 2001, Mr. Steiner has served as a Managing Director of Arlington Capital Partners, a private equity fund. From January 1997 to July 1998, Mr. Steiner served as Vice President of Wasserstein Perella & Co., Inc., an investment banking firm, and as Vice President of Wasserstein Perella Ventures, Inc., a venture capital fund. From June 1993 to December 1996, Mr. Steiner was a principal of TCW Capital, a group of leveraged buyout funds managed by Trust Company of the West.

J. Paul Thorin

Mr. Thorin (60) has served as a director of the Company since June 1996. Since September 2000, Mr. Thorin has served as Vice President and General Counsel of ArrayComm, Inc., a wireless technology company. From July 2000 to September 2000, Mr. Thorin served as Vice President and General Counsel of Mindmaker, Inc., a developer of artificial intelligence technologies. From April 1996 to July 2000, Mr. Thorin served as General Counsel of Fujitsu America Inc., a subsidiary of Fujitsu Limited and from June 1997 to July 2000 he served as its Vice President and General Counsel.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE

Directors Continuing In Office Until The 2005 Annual Meeting:

Thomas F. Madison

Mr. Madison (68) has served as a director of the Company since August 1996. Since January 1993, he has been the President and Chief Executive Officer of MLM Partners, a consulting and small business investment company. From December 1996 to March 1999, Mr. Madison served as Chairman of Communications Holdings, Inc., a communications and systems integration company. Since August 1999, Mr. Madison has served as Chairman of AetherWorks, Inc., a provider of Internet telephony and data networking solutions for the telecommunications industry. From February 1994 to September 1994, Mr. Madison served as Vice Chairman and Chief Executive Officer at Minnesota Mutual Life Insurance Company. From June 1987 to December 1992, Mr. Madison was President of US WEST Communications Markets, a division of US WEST, Inc. Mr. Madison serves as a director of Valmont Industries Inc., Delaware Group of Funds, Center Point Energy and Rimage Corporation, and, since September 2003, he has served as Chairman of Banner Health System.

Directors Continuing In Office Until The 2006 Annual Meeting:

William J. Lansing

Mr. Lansing (45) has served as a director of the Company since November 1998. Mr. Lansing is currently the Chief Executive Officer of Valuevision Media, Inc. Mr. Lansing was a general partner at General Atlantic Partners from September 2001toDecember 2003.Mr. Lansing served as Chief Executive Officer at NBCi from April 2000 to August 2001. From May 1998 to March 2000, Mr. Lansing was an executive officer with Fingerhut Companies, Inc. and most recently served as its Chief Executive Officer. From October 1996 to May 1998, Mr. Lansing served as Vice President for Business Development for General Electric Corporation. From January 1996 to October 1996, he was Chief Operating Officer at Prodigy Services Company. From September 1986 to December 1995, Mr. Lansing was employed by McKinsey & Co.

Frederic M. Seegal

Mr. Seegal (56)has served as a director of the Company since June 2000. Since September 2002, Mr. Seegal has been a Managing Executive of Stephens Financial Group, an investment bank. From 1994 to 2001, Mr. Seegal served as President of Dresdner Kleinwort Wasserstein, Inc. and its predecessors, an investment bank. From 1990 to 1994, Mr. Seegal was Managing Director/Co-Head of Domestic Corporate Finance at Salomon Brothers.

Board Committees and Meetings

During the fiscal year ended December 31, 2003 the Board of Directors held six meetings and acted by unanimous written consent four times. The Board has an Audit Committee, a Compensation Committee, a Nominating Committee and a Finance Committee.

During the fiscal year ended December 31, 2003, all directors attended at least 75% of the total meetings of the Board and of the committees on which he served and which were held during the period he was a director or Committee member, except that Mr. Lansing was unable to attend one meeting of the Audit Committee. The Company encourages, but does not require, directors to attend the annual meeting of stockholders. In 2003, Messrs. Ronning and Madison attended the annual meeting.

Audit Committee

The Audit Committee of the Board of Directors of the Company oversees the Company’s corporate accounting and financial reporting processes and audits of the Company’s financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement and compensation of the independent auditors; determines whether to retain or terminate the existing independent auditors or to engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company engagement team as required by law; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statements. During 2003, the Audit Committee was composed of three non-employee directors: Messrs. Madison, Thorin and Lansing. Mr. Lansing replaced Mr. Steiner in May 2003 when Mr. Steiner stepped down from the Audit Committee in order to ensure that the all members of the Audit Committee met the independence requirements of the SEC and the NASD. In March 2004, the Board determined that Mr. Steiner met these independence requirements, and as a result he was re-appointed to the Audit Committee to replace Mr. Lansing, who no longer serves on the Audit Committee. The Audit Committee met seven times during the last fiscal year. All members of the Company’s Audit Committee are independent (as independence is currently defined in rules promulgated by the SEC and the NASD), and the Board has determined that Mr. Madison is an “audit committee financial expert” as defined in rules promulgated by the SEC. The Board of Directors has adopted a written Audit Committee Charter, a copy of which was attached as Appendix A to the Company’s proxy statement for the annual meeting of stockholders held on May 19, 2003.

Compensation Committee

The Compensation Committee reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; and administers the Company’s stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs. The Compensation Committee is composed of three non-employee directors: Messrs. Lansing, Madison and Seegal. It met once during the last fiscal year. All members of the Company’s Compensation Committee are independent (as independence is currently defined in the rules promulgated by the NASD). A copy of the Compensation Committee Charter was attached as Appendix B to the Company’s proxy statement for the annual meeting of stockholders held on May 19, 2003.

Nominating Committee

The Board of Directors established the Company’s Nominating Committee in February 2004. The Nominating Committee identifies, reviews, evaluates, recommends and approves candidates for membership on the Board and its various committees, and is also responsible for oversight of corporate governance issues. The Nominating Committee is composed of five non-employee directors: Messrs. Madison, Lansing, Thorin, Seegal and Steiner. It did not meet during the fiscal year ended December 31, 2003, but it did meet on February 12, 2004 to act with respect to the nominations of Messrs. Ronning, Steiner and Thorin, each of whom stands for reelection at the upcoming Annual Meeting. All members of the Company’s Nominating Committee are independent (as independence is currently defined in the rules promulgated by the NASD). The Board of Directors has adopted a written Charter for the Nominating Committee, a copy of which is attached as Appendix A to these proxy materials.

The Company’s Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at the Company’s annual meeting of stockholders. To date, the Company has not received any recommendations from stockholders requesting that the Nominating Committee, or, prior to the establishment of the committee, the full Board, consider a candidate for inclusion among the slate of nominees presented at the Company’s annual meeting of stockholders. The Nominating Committee will consider qualified candidates for director suggested by the stockholders. Stockholders can suggest qualified candidates for director by writing to the attention of the Company’s Corporate Secretary at 9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344. The Company will forward submissions that it receives which meet the criteria outlined below to the Nominating Committee for further review and consideration. Any stockholder submissions should be forwarded to the Company’s Corporate Secretary at least six months prior to the anniversary of the 2004 Annual Meeting to ensure time for meaningful consideration. The Nominating Committee may also develop other more formal policies regarding stockholder nominations.

Although the Nominating Committee has not yet formally adopted minimum criteria for director nominees, the Nominating Committee does seek to ensure that the members of the Company’s Board possess both exemplary professional and personal ethics and values and an in-depth understanding of the Company’s business and industry. The Nominating Committee also believes in the value of professional diversity among members of the Board, and it feels that it is appropriate for members of the Company’s senior management to participate as members of the Board. The Nominating Committee requires that at least one member of the Board qualify as an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board meet the definition of independence under rules promulgated by the NASD.

The Nominating Committee identifies nominees for the class of directors being elected at each annual meeting of stockholders by first evaluating the current members of such class of directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue to serve on the Company’s board are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that benefits of bringing on members with new perspectives. If any member of such class of directors does not wish to continue in service or if the Nominating Committee, or if the Board decides not to re-nominate a member of such class of directors for reelection, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above.

Finance Committee

The Finance Committee advises senior management with respect to various strategic undertakings, including capital raising activities, acquisitions and other financial matters. The Finance Committee is composed of Messrs. Seegal and Lansing and it meets only occasionally as may be necessary to assist senior management. All members are independent (as independence is currently defined in the rules promulgated by the NASD). The Finance Committee has not adopted a written charter.

Code of Conduct and Ethics

The Company has adopted a Code of Conduct and Ethics that applies to the Company’s Chief Executive Officer and senior financial officers, including the Company’s Chief Financial Officer and controller. The Company will provide a copy of the Code to any person, without charge, upon request. Such requests can be made in writing to the Company’s Corporate Secretary at 9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344. To the extent permitted by the rules promulgated by the NASD, the Company intends to disclose any amendments to, or waivers from, the Code provisions applicable to the Company’s Chief Executive Officer and senior financial officers, including the Company’s Chief Financial Officer and controller, or with respect to the required elements of the Code on the Company’s website, http://www.digitalriver.com, under the “Investor Relations” link.

Communications with the Board of Directors

If you wish to communicate with the Board of Directors or with the independent directors as a group, you may send your communication in writing to the Company’s Corporate Secretary at 9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344. You must include your name and address and indicate whether you are a stockholder of the Company. The Corporate Secretary will compile all communications, summarize all lengthy, repetitive or duplicative communications and forward them to the appropriate director or directors. For example, the Corporate Secretary will forward stockholder communications recommending potential director nominees to the chairman of the Nominating Committee. The Corporate Secretary will not forward non-substantive communications or communications that pertain to personal grievances, but instead will forward them to the appropriate department within the Company for resolution. In this case, the Corporate Secretary will retain a copy of such communication for review by any director upon his request.

Report of the Audit Committee of the Board of Directors(1)

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2003, which include the consolidated balance sheets of the Company as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2003, and the notes thereto.

The Audit Committee oversees the Company’s corporate accounting and financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities with respect to the Company’s corporate accounting and financial reporting, process, the Audit Committee reviewed and discussed the audited financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with Ernst & Young LLP, the Company’s independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has discussed with Ernst & Young LLP such auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees).

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended 2003 for filing with the SEC.

Audit Committee

Thomas F. Madison, Chairman
William J. Lansing
J. Paul Thorin

(1)          This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing

PROPOSAL 2

AMENDMENT AND RESTATEMENT OF THE COMPANY’S 1998 STOCK OPTION PLAN

The Company’s stockholders are being asked to approve an amendment and restatement of the Company’s current 1998 Stock Option Plan (the “1998 Plan”), that would give the Company the flexibility to grant stock appreciation rights, restricted stock units, stock purchase rights and stock bonuses, in addition to incentive and non-statutory stock options currently permitted under the 1998 Plan,to its directors, officers, employees and consultants and certain other eligible recipients. Currently, there are approximately 500 employees and consultants and seven directors and executive officers who are eligible to participate in the 1998 Plan. The proposed amendment and restatement would alsoextend the term of the 1998 Plan from June 2008 to March 2014. The Board of Directors and the Compensation Committee have approved the amendment and restatement of the 1998 Plan, subject to approval by the stockholders at the upcoming Annual Meeting. If the proposed amendment and restatement of the 1998 Plan is approved by the stockholders, the 1998 Stock Option Plan will be renamed the “1998 Equity Incentive Plan” to underscore the fact that a variety of equity-based awards other than stock options would be available under the new 1998 Plan. If the stockholders do not approve the proposed amendment and restatement of the 1998 Plan, the 1998 Plan will remain in effect in its pre-amendment form. The Company’s executive officers and directors, including those nominated for reelection, have an interest in this proposal.

The Company has historically included equity incentives as a significant component of compensation for a broad range of the Company’s employees. The Board believes that the variety of equity incentives that the Company will be able to offer under the proposed amendment and restatement of the 1998 Plan is critical to maintaining the Company’s position within the competitive market for qualified service providers. In addition, in anticipation of potential changes in the accounting treatment of stock options, the Company is considering other forms of equity-based incentives to minimize the impact of such changes on its financial statements. The Company also believes that the ability to grant equity awards other than stock options will reduce potential dilution to the Company’s stockholders as these awards generally cover fewer shares than stock options. For example, because stock options are typically granted with exercise prices equal to the fair market value of the Company’s Common Stock on the date of grant, the intrinsic value of a stock option exercisable for a fixed number of shares is, as a general rule, lower than the fair market value of a stock bonus for the same number of shares. In addition, stock appreciation rights may be settled in cash as well as shares of Common Stock, which also tends to reduce dilution to the Company’s stockholders by reducing the overall number of shares of Common Stock issued under the 1998 Plan.

The 1998 Plan provides for a total reserve of 5,983,333 shares of Common Stock. As of March 1, 2004, options covering an aggregate of 2,656,639 shares of the Company’s Common Stock were outstanding under the 1998 Plan, and 1,579,692 shares of Common Stock remained available for future grants. The Company is not proposing to add additional shares for issuance under the 1998 Plan.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment and restatement of the 1998 Plan. Abstentions will be counted towards the tabulation of votes cast on the proposal presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

The description of the 1998 Plan contained below is qualified in its entirety by reference to the provisions of the amended and restated 1998 Plan itself, which is attached as Appendix B to these proxy materials. All references to the 1998 Plan describe the plan as amended and restated, unless otherwise indicated.

General

The 1998 Plan, prior to the amendment and restatement which the stockholders are being asked to approve under this Proposal 2, only permitted the grant of incentive and non-statutory stock options, which will continue to be available under the 1998 Plan. Both types of stock option represent the right to acquire shares of the Company’s Common Stock over a specified term at a fixed exercise price that, in the case of incentive stock options, can be no less than the fair market value of the Company’s Common Stock at the time of grant. Vested options may be exercised by the optionholder at any time during the term of the option (which may be as long as 10 years from the date of grant), and shares of Common Stock issued upon the exercise of vested options are owned by the optionholder without further risk of forfeiture once the optionholder’s service to the Company is terminated.

The proposed amendment and restatement of the 1998 Plan would provide the Company with the added flexibility to grant stock appreciation rights, restricted stock units, stock purchase rights and stock bonuses in addition to incentive and non-statutory stock options. Shares purchased or issued as bonuses under the 1998 Plan may also be subject to a right of repurchase in favor of the Company that lapses over time. All of these awards are subject to varying treatment under the Internal Revenue Code of 1986, as amended (the “Code”). See “Federal Income Tax Information”.

Purpose

The Board adopted the 1998 Plan as a means of aligning the interests of employees, directors and consultants of the Company with the interests of the Company’s stockholders. The Board believes that equity incentives improve individual performance, and that they are essential to attracting and retaining individuals with the skills and experience that the Company requires. The Board also believes that the variety of equity incentives that the Company will be able to offer under the proposed amendment and restatement of the 1998 Plan is critical to maintaining the Company’s position within the competitive market for qualified service providers. In addition, in anticipation of potential changes in the accounting treatment of stock options, the Company is considering other forms of equity-based incentives to minimize the impact of such changes on its financial statements. The Company also believes that the ability to grant equity awards other than stock options will reduce potential dilution to the Company’s stockholders as these awards generally cover fewer shares than stock options. For example, because stock options are typically granted with exercise prices equal to the fair market value of the Company’s Common Stock on the date of grant, the intrinsic value of a stock option exercisable for a fixed number of shares is, as a general rule, lower than the fair market value of a stock bonus for the same number of shares. In addition, stock appreciation rights may be settled in cash as well as shares of Common Stock, which also tends to reduce dilution to the Company’s stockholders by reducing the overall number of shares of Common Stock issued under the 1998 Plan.

Administration

Although the Board has primary administrative authority over the 1998 Plan, the Board has the express power, under the Delaware General Corporate Law and the terms of the 1998 Plan itself, to delegate administration of the 1998 Plan to a committee composed of one or more members of the Board. References to the “Administrator” in this description of the 1998 Plan may refer to either the full Board or to any such committee. Although it has the discretion to do otherwise, the Board generally requires that any such committee be composed of two or more individuals, each of whom is both an “outside director” under Section 162(m) of the Code and “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These requirements generally exclude individuals who are either: (i) current employees of the Company or an affiliate; (ii) former employees of the Company or an affiliate who are currently receiving compensation for past services (other than benefits under a tax-qualified pension option plan); (iii) current and former officers of the Company or an affiliate;

(iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director); or (v) otherwise not regarded as “outside directors” for purposes of Section 162(m). The 1998 Plan is currently administered by the Compensation Committee.

The Administrator has the power to determine the recipients of all awards under the 1998 Plan, the sizes of those awards, their grant dates and vesting periods, their exercise or purchase prices (in the case of stock options or stock purchase awards, respectively), and any other terms of the awards. The Administrator also has the general power to construe and interpret the 1998 Plan and all awards granted under the 1998 Plan.

For administrative convenience, the Administrator also has the power to further delegate, to a subcommittee composed of one or more members of the Board who need not be “outside directors” under Section 162(m) or “non-employee directors” under Rule 16b-3 of the Exchange Act, the authority to make awards under the 1998 Plan to “rank and file” recipients, defined as all eligible recipients other than: (i) the Chief Executive Officer of the Company; (ii) the Company’s four most highly compensated executive officers other than the CEO; and (iii) certain other persons covered by Section 162(m) of the Code or Section 16 of the Exchange Act. The Board has delegated the authority to make such grants, subject to acknowledgment by the Board, to Mr. Ronning.

Eligibility

Incentive stock options under the 1998 Plan may only be granted to employees (including employee officers) of the Company and its affiliates. Non-statutory stock options, stock appreciation rights, restricted stock units, stock purchase rights and stock bonuses are available under the 1998 Plan to directors, consultants and officers of the Company and its affiliates, as well as employees.

No incentive stock option may be granted under the 1998 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock representing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionholder during any calendar year (under the 1998 Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

No employee may be granted options under the 1998 Plan exercisable for more than 500,000 shares of Common Stock during any calendar year (the “Section 162(m) Limitation”).

Share Reserve Under the 1998 Plan

An aggregate of 5,983,333shares of Common Stock is currently reserved for issuance under the 1998 Plan. Shares of Common Stock underlying options granted under the 1998 Plan that have expired or have otherwise terminated for any reason prior to exercise become available for re-issuance under the 1998 Plan. Shares of stock issued under the 1998 Plan that are later repurchased by the Company are not available for re-issuance.

Terms of Options

The following is a description of the permissible terms of options under the 1998 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment

The exercise price of an incentive stock option granted may not be less than 100% of the fair market value of the stock underlying the option on the date of the grant and, in some cases (see “Eligibility” above), the exercise price of an incentive stock option may not be less than 110% of the fair market value. The exercise price of non-statutory options is determined by the Administrator and may be less than the fair market value of the stock underlying the option on the date of grant. If options are granted with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options may be limited by Section 162(m) of the Code. See “Federal Income Tax Information.”

The exercise price of options granted under the 1998 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Administrator, if permitted in the option agreement, by delivery of other shares of Common Stock of the Company (which have been held for at least six months) or by other form of legal consideration, except that the payment of the Common Stock’s “par value” may not be deferred, in accordance with Delaware General Corporate Law.

Vesting; Option Exercise

Options may become exercisable (or “vest”) in cumulative increments over a term determined by the Administrator at the time of grant, and the Administrator has broad discretion with respect to the vesting schedule of grants made under the 1998 Plan. The Administrator also has the power to accelerate the vesting of any options granted under the 1998 Plan and may also authorize the modification of any outstanding option with the consent of the optionholder. To the extent provided by the terms of an option, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise or by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionholder.

Term

The maximum term of options granted under the 1998 Plan is 10 years, though in certain cases (see “Eligibility”) the maximum term of incentive stock options is five years.

Under the 1998 Plan, vested options generally terminate at the time specified in the option agreement following termination of the optionholder’s service, which may not exceed one year if such termination is due to death or permanent and total disability (as defined in the Code). If no time for termination is specified in the option agreement, then vested options automatically terminate: (i) 90 days following the optionholder’s termination of service if such termination is for any reason other than for “cause” (as defined in the 1998 Plan), death or permanent and total disability; (ii) six months following the optionholder’s death; (iii) 30 days following the optionholder’s termination due to disability; or (iv) generally, seven days following termination for “cause.”

Terms of Other Stock Awards

The 1998 Plan, as amended and restated, would additionally permit the Administrator to make other equity-based awards, including grants of stock appreciation rights, restricted stock units, stock purchase rights and stock bonuses to eligible participants.

Stock Appreciation Rights. A stock appreciation right (or “SAR”) is the right to receive a bonus equal to the increase in value of the Company’s Common Stock over a threshold price for a predetermined number of shares over a specified period determined by the Administrator. Under the 1998 Plan, the Administrator would have broad authority to specify other terms and conditions of each SAR grant, including the vesting schedule and the form of payment of the SAR bonus upon exercise, which may in cash, Common Stock or any combination of the two.

Restricted Stock Units. A restricted stock unit (or “RSU”) grant is an award under which the Company agrees to issue shares of the Company’s Common Stock to eligible participants at a specified time in the future on terms and conditions determined by the Administrator. As is the case with SAR grants, the Administrator would have broad discretion under the 1998 Plan to specify the terms and conditions of each RSU grant, including deferral arrangements, if any, with the RSU recipient.

Stock Purchase Rights and Stock Bonuses. Under the 1998 Plan, the Administrator would have the discretion to grant stock purchase rights to eligible participants at a price determined by the Administrator, which may be less than the fair market value of the Company’s Common Stock on the grant date. The Administrator would also have the discretion to award stock bonuses under the 1998 Plan in consideration of past services without a cash purchase price.

Shares that the Company sells or awards under the 1998 Plan may, but need not be, subject to a repurchase right in favor of the Company which lapses over time in accordance with a vesting schedule determined by the Administrator. If an award recipient’s service terminates prior to expiration of the vesting term, the Company may repurchase some or all of the unvested shares subject to the award, subject to certain restrictions. Any repurchased shares would not be available for reissuance under the 1998 Plan. The Administrator may accelerate the vesting of any award in its discretion.

The purchase price of shares acquired pursuant to stock purchase agreements must be paid in cash or, at the discretion of the Administrator, according to a deferred payment plan or other form of legal consideration, except that the payment of the Common Stock’s “par value” may not be deferred, in accordance with Delaware General Corporate Law.

Restrictions On Transfer; Transferability

Optionholders may not transfer incentive stock options other than by will or by the laws of descent and distribution. During the lifetime of an optionholder, only the optionholder or the optionholder’s guardian or legal representative may exercise an option. Non-statutory stock options and other stock awards are transferable to the extent provided in the agreement relating to that award.

Adjustment Provisions

In the event of a recapitalization of the Company’s outstanding Common Stock (whether by means of a merger, consolidation, reorganization, reincorporation, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or other similar transaction), the terms of the 1998 Plan (including the share reserve and the 162(m) Limitation), and any outstanding awards made under the 1998 Plan, will be subject to automatic adjustment to appropriately reflect the effect of the recapitalization. By way of illustration only, if the Company were to effect a 1:2 forward stock split during the term of the 1998 Plan, then the number of shares reserved for issuance under the 1998 Plan would double, as would the maximum number of shares issuable to a single employee in any calendar year under the 162(m) Limitation and the number of shares underlying any outstanding option grants. The exercise price of any such options would be halved.

Effect of Certain Corporate Events

The 1998 Plan provides that, in the event of a sale of substantially all of the assets of the Company, specified types of merger or consolidation with or into a successor entity in which the Company is not the continuing or surviving entity or in which the Company is the surviving entity but the shares of Common Stock outstanding immediately prior to the transaction are converted by virtue of the transaction into other property (a “corporate transaction” under the 1998 Plan), then the successor entity may either assume awards outstanding under the 1998 Plan or substitute similar awards for those outstanding under the 1998 Plan (including an award to acquire the same consideration paid to stockholders in the corporate transaction). If the successor refuses to assume or provide substitutes for awards outstanding under the 1998 Plan, then the vesting of all awards held by award recipients whose service to the Company has not terminated as of the effective time of the corporate transaction will accelerate in full, and the awards shall terminate if not exercised by a specific date prior to the consummation of the corporate transaction. In addition, the 1998 Plan provides that, in the event of a transaction in which at least 50% of the Company’s voting power is transferred, then, with respect to awards held by award recipients whose service to the Company has not terminated, the vesting of such awards will be accelerated in full. The acceleration of options in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

The Administrator may suspend or terminate the 1998 Plan without stockholder approval or ratification at any time. Unless sooner terminated, the 1998 Plan will terminate on March 21, 2014.

The Administrator may also amend the 1998 Plan at any time or from time to time. No amendment will be effective, however, unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code or any securities exchange and/or Nasdaq Stock Market listing requirements. The Administrator may submit any other amendment to the 1998 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

Long-term capital gains are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 15%. The maximum ordinary income rate and short-term capital gains rate is effectively 35%. Slightly different rules than described below may apply to optionholders who acquire stock subject to certain repurchase options.

Incentive Stock Options

Incentive stock options under the 1998 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the optionholder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionholder’s alternative minimum tax liability, if any.

If an optionholder holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on the disposition of such stock will be a long-term capital gain or loss.

Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the optionholder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the optionholder’s actual gain, if any, on the purchase and sale. The optionholder’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Non-Statutory Stock Options

There are no tax consequences to the optionholder or the Company by reason of the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such capital gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options.

Stock Appreciation Rights

Generally, the recipient of a SAR will not recognize any taxable income at the time the SAR is granted, and there will also be no federal income tax deduction allowed to the Company upon the grant or termination of a SAR. Upon exercise, the SAR’s appreciation value will be taxable as ordinary compensation income to the SAR recipient, and the Company will normally be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the SAR recipient is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Restricted Stock Purchase Awards, Restricted Stock Units and Stock Bonuses

Generally, the recipient of these stock awards will recognize ordinary compensation income at the time the Company’s Common Stock associated with such stock award is received in an amount equal to the excess, if any, of the fair market value of the Common Stock received over any amount paid by the recipient in exchange for the Common Stock. If, however, the Common Stock is unvested when it is received and the recipient had not elected otherwise, the recipient generally will not recognize income until the Common Stock vests, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the Common Stock on the vesting date over any amount paid by the recipient in exchange for the Common Stock. The income realized by the recipient will generally be subject to U.S. income and employment taxes.

An RSU grant, which takes the form of an unfunded and unsecured promise by the Company to issue Common Stock at a future date, is not a taxable event to the recipient. Once an RSU grant vests and the recipient receives the Common Stock underlying the RSU grant, the tax rules discussed in the previous paragraph will apply to receipt of such shares. Proposed legislation, if enacted, could accelerate the recognition of income on an RSU grant or require a change in the terms of an RSU grant.

The recipient’s basis for determination of gain or loss upon the subsequent disposition of shares of Common Stock acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the Common Stock is received or when the Common Stock vests, as applicable. Upon the disposition of any Common Stock received as a stock award, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if, at the time of disposition, the shares have been held for more than one year since the recipient recognized compensation income with respect to such shares.

In the event that a recipient of a stock award receives the cash equivalent of the Company’s Common Stock (in lieu of actually receiving Company’s Common Stock), the recipient will recognize ordinary compensation income at the time of the receipt of such cash in the amount of the cash received.

In the year that the recipient of a stock award recognizes ordinary taxable income in respect of such award, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize, provided that the deduction is not otherwise disallowed under the Code.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the material terms of the option are approved by stockholders.

PROPOSAL 3

AMENDMENT AND RESTATEMENT OF THE COMPANY’S 1999 STOCK OPTION PLAN

The Company’s stockholders are being asked to approve an amendment and restatement of the Company’s current 1999 Stock Option Plan (the “1999 Plan”), the terms of which are substantively identical to the proposed amendment and restatement of the 1998 Plan described in Proposal 2 above. The proposed amendment and restatement of the 1999 Plan would give the Company the flexibility to grant incentive stock options, stock appreciation rights, restricted stock units, stock purchase rights and stock bonuses, in addition to non-statutory stock options currently permitted under the 1999 Plan,to its directors, officers, employees and consultants and certain other eligible recipients. Currently, there are approximately 500 employees and consultants and seven directors and executive officers who are eligible to participate in the 1999 Plan. The proposed amendment and restatement would also fix the term of the 1999 Plan from previously unspecified to March 2014 and add several miscellaneous provisions and limitations to the 1999 Plan to enable the Company to satisfy the requirements of the Code with respect to incentive stock option grants and Section 162(m), such as, for example, adding a per-employee limitation of 500,000 shares on the number of shares that may be granted during any calendar year. These miscellaneous provisions are identical to the analogous provisions under the 1998 Plan. The Board of Directors and the Compensation Committee have approved the amendment and restatement of the 1999 Plan, subject to approval by the stockholders at the upcoming Annual Meeting. If the proposed amendment and restatement of the 1999 Plan is approved by the stockholders, the 1999 Stock Option Plan will be renamed the “1999 Equity Incentive Plan” to underscore the fact that a variety of equity-based awards other than stock options would be available under the new 1999 Plan. If the stockholders do not approve the proposed amendment and restatement of the 1999 Plan, the 1999 Plan will remain in effect in its pre-amendment form. The Company’s executive officers and directors, including those nominated for reelection, have an interest in this proposal.

The Company has historically included equity incentives as a significant component of compensation for a broad range of the Company’s employees. The Board believes that the variety of equity incentives that the Company will be able to offer under the proposed amendment and restatement of the 1999 Plan is critical to maintaining the Company’s position within the competitive market for qualified service providers. In addition, in anticipation of potential changes in the accounting treatment of stock options, the Company is considering other forms of equity-based incentives to minimize the impact of such changes on its financial statements. The Company also believes that the ability to grant equity awards other than stock options will reduce potential dilution to the Company’s stockholders as these awards generally cover fewer shares than stock option grants. For example, because stock options are typically granted with exercise prices equal to the fair market value of the Company’s Common Stock on the date of grant, the intrinsic value of a stock option exercisable for a fixed number of shares is, as a general rule, lower than the fair market value of a stock bonus for the same number of shares. In addition, stock appreciation rights may be settled in cash as well as shares of Common Stock, which also tends to reduce dilution to the Company’s stockholders by reducing the overall number of shares of Common Stock issued under the 1999 Plan.

In August 1999, the Board adopted the original 1999 Plan, which provided for grants of non-statutory stock options to employees and consultants of the Company. In February 2001, the Board amended the 1999 Plan to allow the Board and the Compensation Committee to grant non-statutory options under the 1999 Plan to officers and directors of the Company, not to exceed 40% of the shares reserved for issuance under the 1999 Plan. An aggregate of 1,300,000 shares of Common Stock were initially reserved for issuance under the 1999 Plan. The Board has amended the 1999 Plan from time to time to increase this share reserve, but prior to July 2003, stockholder approval of the 1999 Plan and its amendments had not been required.

The 1999 Plan currently provides for a total reserve of 8,450,000 shares of Common Stock. As of March 1, 2004, options covering an aggregate of 5,052,470 shares of the Company’s Common Stock were outstanding under the 1999 Plan, and 587,710 shares of Common Stock remained available for future grants. The Company is not proposing to add additional shares for issuance under the 1999 Plan.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment and restatement of the 1999 Plan. Abstentions will be counted towards the tabulation of votes cast on the proposal presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3

The terms of the 1999 Plan, as amended and restated in accordance with this Proposal 3, would be substantially identical to the terms of the amended and restated 1998 Plan, as described in Proposal 2 above, except with respect to the size of the share reserve.The description of the 1999 Plan contained below is qualified in its entirety by reference to the provisions of the amended and restated 1999 Plan itself, which is attached as Appendix C to these proxy materials. All references to the 1999 Plan describe the 1999 Plan as amended and restated, unless otherwise indicated.

General

The 1999 Plan, prior to the amendment and restatement which the stockholders are being asked to approve under this Proposal 3, only permitted the grant of non-statutory stock options, which will continue to be available under the 1999 Plan. Non-statutory stock options lack certain tax attributes reserved by the Code to incentive stock options, but like incentive stock options, non-statutory stock options represent the right to acquire shares of the Company’s Common Stock over a specified term at a fixed exercise price. Vested options may be exercised by the optionholder at any time during the term of the option (which may be as long as 10 years from the date of grant), and shares of Common Stock issued upon the exercise of vested options are owned by the optionholder without further risk of forfeiture once the optionholder’s service to the Company is terminated.

The proposed amendment and restatement of the 1999 Plan would provide the Company with the added flexibility to grant incentive stock options, stock appreciation rights, restricted stock units, stock purchase rights and stock bonuses in addition to non-statutory stock options. Shares purchased or issued as bonuses under the 1999 Plan may also be subject to a right of repurchase in favor of the Company that lapses over time. All of these awards are subject to varying treatment under the Code. See “Federal Income Tax Information”.

Purpose

The Board adopted the 1999 Plan as a means of aligning the interests of employees, directors and consultants of the Company with the interests of the Company’s stockholders. The Board believes that equity incentives improve individual performance, and that they are essential to attracting and retaining individuals with the skills and experience that the Company requires. The Board also believes that the variety of equity incentives that the Company will be able to offer under the proposed amendment and restatement of the 1999 Plan is critical to maintaining the Company’s position within the competitive market for qualified service providers. In addition, in anticipation of potential changes in the accounting treatment of stock options, the Company is considering other forms of equity-based incentives to minimize the impact of such changes on its financial statements. The Company also believes that the ability to grant equity awards other than stock options will reduce potential dilution to the Company’s stockholders as these awards generally cover fewer shares than stock option grants. For example, because stock options are typically granted with exercise prices equal to the fair market value of the Company’s Common Stock on the date of grant, the intrinsic value of a stock option exercisable for a fixed number of shares is, as a general rule, lower than the fair market value of a stock bonus for the same number of shares. In addition, stock appreciation rights may be settled in cash as well as shares of Common Stock, which also tends to reduce dilution to the Company’s stockholders by reducing the overall number of shares of Common Stock issued under the 1999 Plan.

Administration

Although the Board has primary administrative authority over the 1999 Plan, the Board has the express power, under the Delaware General Corporate Law and the terms of the 1999 Plan itself, to delegate administration of the 1999 Plan to a committee composed of one or more members of the Board. References to the “Administrator” in this description of the 1999 Plan may refer to either the full Board or to any such committee. Although it has the discretion to do otherwise, the Board generally requires that any such committee be composed of two or more individuals, each of whom is both an “outside director” under Section 162(m) of the Code and “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These requirements generally exclude individuals who are either: (i) current employees of the Company or an affiliate; (ii) former employees of the Company or an affiliate who are currently receiving compensation for past services (other than benefits under a tax-qualified pension option plan); (iii) current and former officers of the Company or an affiliate; (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director); or (v) otherwise not regarded as “outside directors” for purposes of Section 162(m). The 1999 Plan is currently administered by the Compensation Committee.

The Administrator has the power to determine the recipients of all awards under the 1999 Plan, the sizes of those awards, their grant dates and vesting periods, their exercise or purchase prices (in the case of stock options or stock purchase awards, respectively), and any other terms of the awards. The Administrator also has the general power to construe and interpret the 1999 Plan and all awards granted under the 1999 Plan.

For administrative convenience, the Administrator also has the power to further delegate, to a subcommittee composed of one or more members of the Board who need not be “outside directors” under Section 162(m) or “non-employee directors” under Rule 16b-3 of the Exchange Act, the authority to make awards under the 1999 Plan to “rank and file” recipients, defined as all eligible recipients other than: (i) the Chief Executive Officer of the Company; (ii) the Company’s four most highly compensated executive officers other than the CEO; and (iii) certain other persons covered by Section 162(m) of the Code or Section 16 of the Exchange Act. The Board has delegated the authority to make such grants, subject to acknowledgment by the Board, to Mr. Ronning.

Eligibility

Incentive stock options under the 1999 Plan may only be granted to employees (including employee officers) of the Company and its affiliates. Non-statutory stock options, stock appreciation rights, restricted stock units, stock purchase rights and stock bonuses are available under the 1999 Plan to directors, consultants and officers of the Company and its affiliates, as well as employees. Grants to officers and directors of the Company generally may not exceed 40% of the shares reserved for issuance under the 1999 Plan.

No incentive stock option may be granted under the 1999 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock representing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionholder during any calendar year (under the 1999 Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

No employee may be granted options under the 1999 Plan exercisable for more than 500,000 shares of Common Stock during any calendar year (the “Section 162(m) Limitation”). The 1999 Plan, prior to the amendment and restatement, had no specified Section 162(m) Limitation.

Share Reserve Under the 1999 Plan

An aggregate of 8,450,000 shares of Common Stock is currently reserved for issuance under the 1999 Plan. Shares of Common Stock underlying options granted under the 1999 Plan which have expired or otherwise been terminated for any reason prior to exercise become available for re-issuance under the 1999 Plan. Shares of stock issued under the 1999 Plan which are later repurchased by the Company are not available for re-issuance.

Terms of Options

The following is a description of the permissible terms of options under the 1999 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment

The exercise price of an incentive stock option granted may not be less than 100% of the fair market value of the stock underlying the option on the date of the grant and, in some cases (see “Eligibility” above), the exercise price of an incentive stock option may not be less than 110% of the fair market value. The exercise price of non-statutory options is determined by the Administrator and may be less than the fair market value of the stock underlying the option on the date of grant. If options are granted with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options may be limited by Section 162(m) of the Code. See “Federal Income Tax Information.”

The exercise price of options granted under the 1999 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Administrator, if permitted in the option agreement, by delivery of other shares of Common Stock of the Company (which have been held for at least six months) or by other form of legal consideration, except that the payment of the Common Stock’s “par value” may not be deferred, in accordance with Delaware General Corporate Law.

Vesting; Option Exercise

Options may become exercisable (or “vest”) in cumulative increments over a term determined by the Administrator at the time of grant, and the Administrator has broad discretion with respect to the vesting schedule of grants made under the 1999 Plan. The Administrator also has the power to accelerate the vesting of any options granted under the 1999 Plan and may also authorize the modification of any outstanding option with the consent of the optionholder. To the extent provided by the terms of an option, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise or by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionholder.

Term

The maximum term of options granted under the 1999 Plan is 10 years, though in certain cases (see “Eligibility”) the maximum term of incentive stock options is five years.

Under the 1999 Plan, vested options generally terminate at the time specified in the option agreement following termination of the optionholder’s service, which may not exceed one year if such termination is due to death or permanent and total disability (as defined in the Code). If no time for termination is specified in the option agreement, then vested options automatically terminate: (i) 90 days following the optionholder’s termination of service if such termination is for any reason other than for “cause” (as defined in the 1999 Plan), death or permanent and total disability; (ii) six months following the optionholder’s death; (iii) 30 days following the optionholder’s termination due to disability; or (iv) seven days following termination for “cause.”

Terms of Other Stock Awards

The 1999 Plan, as amended and restated, would additionally permit the Administrator to make other equity-based awards, including grants of stock appreciation rights, restricted stock units, stock purchase rights and stock bonuses to eligible participants.

Stock Appreciation Rights. A stock appreciation right (or “SAR”) is the right to receive a bonus equal to the increase in value of the Company’s Common Stock over a threshold price for a predetermined number of shares over a specified period determined by the Administrator. Under the 1999 Plan, the Administrator would have broad authority to specify other terms and conditions of each SAR grant, including the vesting schedule and the form of payment of the SAR bonus upon exercise, which may in cash, Common Stock or any combination of the two.

Restricted Stock Units. A restricted stock unit (or “RSU”) grant is an award under which the Company agrees to issue shares of the Company’s Common Stock to eligible participants at a specified time in the future on terms and conditions determined by the Administrator. As is the case with SAR grants, the Administrator would have broad discretion under the 1999 Plan to specify the terms and conditions of each RSU grant, including deferral arrangements, if any, with the RSU recipient.

Stock Purchase Rights and Stock Bonuses. Under the 1999 Plan, the Administrator would have the discretion to grant stock purchase rights to eligible participants at a price determined by the Administrator, which may be less than the fair market value of the Company’s Common Stock on the grant date. The Administrator would also have the discretion to award stock bonuses under the 1999 Plan in consideration of past services without a cash purchase price..

Shares that the Company sells or awards under the 1999 Plan may, but need not be, subject to a repurchase right in favor of the Company which lapses over time in accordance with a vesting schedule determined by the Administrator. If an award recipient’s service terminates prior to expiration of the vesting term, the Company may repurchase some or all of the unvested shares subject to the award, subject to certain restrictions. Any repurchased shares would not be available for reissuance under the 1999 Plan. The Administrator may accelerate the vesting of any award in its discretion.

The purchase price of shares acquired pursuant to stock purchase agreements must be paid in cash or, at the discretion of the Administrator, according to a deferred payment plan or other form of legal consideration, except that the payment of the Common Stock’s “par value” may not be deferred, in accordance with Delaware General Corporate Law.

Restrictions On Transfer; Transferability

Optionholders may not transfer incentive stock options other than by will or by the laws of descent and distribution. During the lifetime of an optionholder, only the optionholder or the optionholder’s guardian or legal representative may exercise an option. Non-statutory stock options and other stock awards are transferable to the extent provided in the agreement relating to that award.

Adjustment Provisions

In the event of a recapitalization of the Company’s outstanding Common Stock (whether by means of a merger, consolidation, reorganization, reincorporation, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or other similar transaction), the terms of the 1999 Plan (including the share reserve and the 162(m) Limitation), and any outstanding awards made under the 1999 Plan, will be subject to automatic adjustment to appropriately reflect the effect of the recapitalization. By way of illustration only, if the Company were to effect a 1:2 forward stock split during the term of the 1999 Plan, then the number of shares reserved for issuance under the 1999 Plan would double, as would the maximum number of shares issuable to a single employee in any calendar year under the 162(m) Limitation and the number of shares underlying any outstanding option grants. The exercise price of any such options would be halved.

Effect of Certain Corporate Events

The 1999 Plan provides that, in the event of a sale of substantially all of the assets of the Company, specified types of merger or consolidation with or into a successor entity in which the Company is not the continuing or surviving entity or in which the Company is the surviving entity but the shares of Common Stock outstanding immediately prior to the transaction are converted by virtue of the transaction into other property (a “corporate transaction” under the 1999 Plan), then the successor entity may either assume awards outstanding under the 1999 Plan or substitute similar awards for those outstanding under the 1999 Plan (including an award to acquire the same consideration paid to stockholders in the corporate transaction).If the successor refuses to assume or provide substitutes for awards outstanding under the 1999 Plan, then the vesting of all awards held by award recipients whose service to the Company has not terminated as of the effective time of the corporate transaction will accelerate in full, and the awards shall terminate if not exercised by a specific date prior to the consummation of the corporate transaction. In addition, the 1999 Plan provides that, in the event of a transaction in which at least 50% of the Company’s voting power is transferred, then, with respect to awards held by award recipients whose service to the Company has not terminated, the vesting of such awards will be accelerated in full. The acceleration of options in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

The Administrator may suspend or terminate the 1999 Plan without stockholder approval or ratification at any time. Unless sooner terminated, the 1999 Plan will terminate on March 21, 2014. The 1999 Plan, prior to the amendment and restatement, had no specified term.

The Administrator may also amend the 1999 Plan at any time or from time to time. No amendment will be effective, however, unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code or any securities exchange and/or Nasdaq Stock Market listing requirements. The Administrator may submit any other amendment to the 1999 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

Long-term capital gains are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 15%. The maximum ordinary income rate and short-term capital gains rate is effectively 35%. Slightly different rules than described below may apply to optionholders who acquire stock subject to certain repurchase options.

Incentive Stock Options

Incentive stock options under the 1999 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the optionholder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionholder’s alternative minimum tax liability, if any.

If an optionholder holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on the disposition of such stock will be a long-term capital gain or loss.

Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the optionholder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the optionholder’s actual gain, if any, on the purchase and sale. The optionholder’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Non-Statutory Stock Options

There are no tax consequences to the optionholder or the Company by reason of the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such capital gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options.

Stock Appreciation Rights

Generally, the recipient of a SAR will not recognize any taxable income at the time the SAR is granted, and there will also be no federal income tax deduction allowed to the Company upon the grant or termination of a SAR. Upon exercise, the SAR’s appreciation value will be taxable as ordinary compensation income to the SAR recipient, and the Company will normally be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the SAR recipient is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Restricted Stock Purchase Awards, Restricted Stock Units and Stock Bonuses

Generally, the recipient of these stock awards will recognize ordinary compensation income at the time the Company’s Common Stock associated with such stock award is received in an amount equal to the excess, if any, of the fair market value of the Common Stock received over any amount paid by the recipient in exchange for the Common Stock. If, however, the Common Stock is unvested when it is received and the recipient had not elected otherwise, the recipient generally will not recognize income until the Common Stock vests, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the Common Stock on the vesting date over any amount paid by the recipient in exchange for the Common Stock. The income realized by the recipient will generally be subject to U.S. income and employment taxes.

An RSU grant, which takes the form of an unfunded and unsecured promise by the Company to issue Common Stock at a future date, is not a taxable event to the recipient. Once an RSU grant vests and the recipient receives the Common Stock underlying the RSU grant, the tax rules discussed in the previous paragraph will apply to receipt of such shares.

The recipient’s basis for determination of gain or loss upon the subsequent disposition of shares of Common Stock acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the Common Stock is received or when the Common Stock vests, as applicable. Upon the disposition of any Common Stock received as a stock award, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if, at the time of disposition, the shares have been held for more than one year since the recipient recognized compensation income with respect to such shares. Proposed legislation, if enacted, could accelerate the recognition of income on an RSU grant or require a change in the terms of an RSU grant.

In the event that a recipient of a stock award receives the cash equivalent of the Company’s Common Stock (in lieu of actually receiving Company’s Common Stock), the recipient will recognize ordinary compensation income at the time of the receipt of such cash in the amount of the cash received.

In the year that the recipient of a stock award recognizes ordinary taxable income in respect of such award, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize, provided that the deduction is not otherwise disallowed under the Code.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the material terms of the option are approved by stockholders.

OTHER EQUITY PLANS

2000 Employee Stock Purchase Plan

In March 2000, the Board adopted the Company’s 2000 Employee Stock Purchase Plan (the “Purchase Plan”) to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions. All employees of the Company, including officers, who are regularly scheduled to work at least 20 hours per week and at least 5 months per year are eligible to participate in the Purchase Plan. The rights to purchase Common Stock that are granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code. The Purchase Plan is administered by the Board and is implemented by offerings of rights to purchase Common Stock from time to time to all eligible employees. The Purchase Plan permits offerings up to 27 months in duration. However, currently each offering under the Purchase Plan is six months in duration. Employees who participate in an offering under the Purchase Plan have the right to purchase up to the number of shares of Common Stock equal to a percentage designated by the Board (currently, up to 10%) of an employee’s earnings withheld pursuant to the Purchase Plan and applied, on specified dates determined by the Board, to the purchase of shares of Common Stock. The purchase price per share at which shares of Common Stock are sold in each offering under the Purchase Plan equals the lower of (i) 85% of the fair market value of a share of Common Stock on the first day of the offering or (ii) 85% of the fair market value of a share of Common Stock on the last day of the offering or the purchase date. The Board amended the Purchase Plan from time to time to increase the number of shares reserved for issuance under the Purchase Plan, which amendments were approved by the Company’s stockholders, most recently at the Company’s 2003 Annual Meeting. Currently, there are 1,200,000 shares reserved for issuance under the Purchase Plan, of which as of March 1, 2004, 463,550 shares of Common Stock had been purchased.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the Company’s financial statements since June 13, 2002. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4

Audit Fees

During the last two fiscal years ended December 31, 2003 and 2002, respectively, the aggregate fees billed by Ernst & Young LLP for the professional services rendered for the audit of the Company’s annual financial statements and for the reviews of the financial statements included in the Company’s Form 10-Q were approximately $277,400 and $111,000, respectively.

During the fiscal year ended on December 31, 2002, the aggregate fees billed by Arthur Andersen LLP, the Company’s former principal accounting firm, for the review of financial statements included in the Company’s Form 10-Q, were approximately $8,500.

Audit-Related Fees

“Audit-related” fees include assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements, such as reports on internal control, review of SEC filings, merger and acquisition due diligence and related services. The aggregate fees billed by Ernst & Young LLP for services related to the performance of their audit and review of financial statements that are not included in “audit fees” above were approximately $40,500 and $119,350 for the fiscal years ended December 31, 2003 and 2002, respectively.

During the fiscal year ended on December 31, 2002, the aggregate fees billed by Arthur Andersen LLP for audit-related fees such as review of SEC filings, merger and acquisition due diligence and related services were approximately $179,500.

Tax Fees

Tax fees include tax-related services, such as tax return review, preparation and compliance, as well as strategic tax planning services, including in connection with the Company’s international subsidiaries, and structuring of acquisitions. The aggregate fees billed by Ernst & Young LLP for these services were approximately $286,354 and $17,700 for the fiscal years ended December 31, 2003 and 2002, respectively.

During the fiscal year ended on December 31, 2002, the aggregate fees billed by Arthur Andersen LLP for tax-related services were approximately $17,195.

All Other Fees

During the last two fiscal years ended December 31, 2003 and 2003, respectively, there were no fees billed by Ernst & Young LLP for professional services other than those described above.

Pre-Approval Policies And Procedures

The Audit Committee meets with the Company’s independent auditors to approve the annual scope of accounting services to be performed, including all audit and non-audit services, and the related fee estimates. The Audit Committee also meets with the Company’s independent auditors, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to the Company’s earnings announcements, to review the results of their work. As appropriate, management and the Company’s independent auditors update the Audit Committee with material changes to any service engagement and related fee estimates as compared to amounts previously approved.

Under its charter, the Audit Committee has the authority and responsibility to review and approve the retention of the Company’s outside auditors to perform any proposed permissible non-audit services. The Audit Committee may delegate this authority to one or more Committee members, but any approvals of non-audit services made pursuant to this delegated authority must be presented to the full Committee at its next meeting. To date, the Audit Committee has not delegated its approval authority, and all audit and non-audit services provided by Ernst & Young LLP have been pre-approved by the Audit Committee in advance.

Auditors’ Independence

The Audit Committee has determined that the rendering of all the aforementioned services by Ernst & Young LLP were compatible with maintaining the auditors’ independence. During the fiscal year ended December 31, 2003, none of the total hours expended on the Company’s financial audit by Ernst & Young LLP were provided by persons other than Ernst & Young LLP’s full-time permanent employees.

Change In Independent Auditors

On June 13, 2002, the Board of Directors approved the appointment of Ernst & Young LLP as the Company’s independent auditors to audit the Company’s financial statements for the fiscal year ending December 31, 2002 in place of Arthur Andersen LLP. The decision to change independent auditors was based upon the recommendation and approval of the Audit Committee of the Board of Directors.

In connection with the Company’s audits for the fiscal years ended December 31, 2000 and 2001, and in the subsequent period before Arthur Andersen LLP’s dismissal on June 13, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that would have caused Arthur Andersen LLP to report the disagreement if it had not been resolved to the satisfaction of Arthur Andersen LLP. Arthur Andersen LLP’s reports on the financial statements for the previous two years did not contain an adverse opinion or disclaimer of an opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Arthur Andersen LLP’s letter to the SEC stating its agreement with the statements in this paragraph is filed as an exhibit to the Company’s Current Report on Form 8-K dated June 13, 2002.

During the fiscal years ended December 31, 2000 and 2001 and any subsequent interim period before the Company’s engagement of Ernst & Young LLP, the Company did not consult with Ernst & Young LLP regarding the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of March 1, 2004 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

	Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Total
Massachusetts Financial Services Company 500 Boylston Street Boston, MA 02116	1,616,930	5.1%
Joel A. Ronning(2)	2,359,553	7.2%
Carter D. Hicks(3)	79,102	*
William J. Lansing(4)	123,533	*
Thomas F. Madison(5)	31,854	*
Perry W. Steiner(6)	17,084	*
J. Paul Thorin(7)	76,666	*
Frederic M. Seegal(8)	36,875	*
Gary V. Howorka(9)	2,678	*
Jay A. Kerutis(10)	277,875	*
All directors and executive officers as a group (9 persons)(11)	3,005,220	8.9%

*                    Less than one percent.

(1)          This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the principal address of each of the stockholders named in this table is: c/o Digital River, Inc. 9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344. Applicable percentages are based on 31,689,657 shares outstanding on March 1, 2004, adjusted as required by rules promulgated by the SEC.

(2)          Includes 1,318,750 shares issuable upon exercise of options exercisable within 60 days of March 1, 2004.

(3)          Includes 73,805 shares issuable upon exercise of options exercisable within 60 days of March 1, 2004.

(4)          Includes 78,333 shares issuable upon exercise of options exercisable within 60 days of March 1, 2004.

(5)          Includes 28,022 shares issuable upon exercise of options exercisable within 60 days of March 1, 2004.

(6)          Includes 17,084 shares issuable upon exercise of options exercisable within 60 days of March 1, 2004.

(7)          Includes 76,666 shares issuable upon exercise of options exercisable within 60 days of March 1, 2004.

(8)          Includes 36,875 shares issuable upon exercise of options exercisable within 60 days of March 1, 2004.

(9)          Includes 2,500 shares issuable upon exercise of options exercisable within 60 days of March 1, 2004. Mr. Howorka resigned as an executive officer of the Company in September 2003.

(10)   Includes 274,375 shares issuable upon exercise of options exercisable within 60 days of March 1, 2004. Mr. Kerutis resigned as an executive officer of the Company in September 2003.

(11)   See footnotes number 2 through 10 above. Includes 1,906,410 shares issuable upon exercise of options exercisable within 60 days of March 1, 2004.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that each of Messrs. Hicks, Howorka, Kerutis, Lansing, Madison, Ronning, Seegal, Steiner and Thorin filed one late report, covering one transaction resulting from option grants made to them in February 2003.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2003.

Equity Compensation Plan Information

	(A)		(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	2,064,462	(1)	$8.50	2,975,540	(2)
Equity compensation plans not approved by security holders(3)	4,627,882	(4)	$11.93	1,174,403	(5)
Total	6,692,344		$10.88	4,149,943

(1)          Includes the following:

•       2,038,264 shares of the Company’s Common Stock to be issued upon exercise of outstanding stock options granted under the 1998 Plan; and

•       26,198 shares of the Company’s Common Stock to be issued under the 2000 Employee Stock Purchase Plan.

(2)          Includes the following:

•       2,212,892 shares of the Company’s Common Stock available for issuance under the 1998 Plan; and

•       762,648 shares of the Company’s Common Stock available for issuance under the 2000 Employee Stock Purchase Plan.

(3)          The Company’s 1999 Plan, which was in effect as of December 31, 2003, was adopted by the Board in 1999 and provided for grants of non-statutory stock options to employees and consultants of the Company. Stockholder approval of the 1999 Plan and its amendments had not been required prior to July 2003. In February 2001, the Board amended the plan to allow the Board and the Compensation Committee to grant options under the plan to officers and directors of the Company, not to exceed 40% of the shares reserved for issuance under such plan. An aggregate of 1,300,000 shares of Common Stock were initially reserved for issuance under the plan. The Board has amended the 1999 Plan from time to time to increase this share reserve. The number of shares of Common Stock reserved for issuance as of December 31, 2003 was 8,450,000. In March 2004, the Board and the Compensation Committee amended and restated the 1999 Plan to provide the flexibility of issuing incentive stock options, stock appreciation rights, restricted stock units, stock purchase rights and stock bonuses, in addition to non-statutory stock options, under the 1999 Plan. A detailed description of the terms of the 1999 Plan as amended and restated is set forth in Proposal 3.

(4)          Includes 4,627,882 shares of the Company’s Common Stock to be issued upon exercise of outstanding stock options granted under the 1999 Plan.

(5)          Includes 1,174,403 shares of the Company’s Common Stock available for issuance under the 1999 Plan.

COMPENSATION OF DIRECTORS

In 2002, non-employee directors received cash compensation of $1,000 for each regular Board meeting they attended. In addition, each non-employee director received an annual option grant to purchase 10,000 shares of the Company’s Common Stock, vesting on a quarterly basis over a two-year period. Each chairman of the Audit, Compensation and Finance Committees received an additional option grant of 7,500, 5,000 and 5,000 shares, respectively, vesting quarterly over a one-year period beginning on the one year anniversary of the grant date.

In February 2003, the Board approved a modification to the compensation program for non-employee directors. Under this new program, non-employee directors continue to receive cash compensation of $1,000 for each regular board meeting they attend, and an annual option to purchase 10,000 shares of the Company’s Common Stock that vests quarterly over a three-year period. In addition, each non-employee director receives a second option to purchase an additional 10,000 shares of the Company’s Common Stock, which becomes100% exercisable if and only if the non-employee director continues to hold the shares underlying the first option for the full three-year vesting period.

In addition to the aforementioned option grants, which are made to all non-employee directors, the chairmen of the Audit, Compensation and Finance Committees receive additional annual options to purchase 7,500, 5,000 and 5,000 shares, respectively, and each member of the Audit Committee (other than the chairman) receives an annual option to purchase another 2,500 shares of Common Stock. All of these options vest quarterly over a three year period beginning on the date of grant. No options have been granted in 2003 to the chairman of the recently formed Nominating Committee.

The Board of Directors annually evaluates and considers whether to modify or maintain the compensation program of the non-employee directors.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

The following table shows for the fiscal years ended December 31, 2003, 2002 and 2001, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its one other most highly compensated executive officer at December 31, 2003, and two former executive officers who resigned as executive officers during fiscal year 2003 and who received compensation in excess of $100,000 in fiscal year 2003 (the “Named Executive Officers”). At December 31, 2003, the Company did not have any other executive officers.

SUMMARY COMPENSATION TABLE

		Annual Compensation						Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)			Other Annual Compensation ($)		Securities Underlying Options (#)	All Other Compensation ($)(1)
Joel A. Ronning Chief Executive Officer	2003 2002 2001	$250,000 248,958 225,000		$600,000 372,000 363,750	(2) (3) (4)	$	— — —	200,000 200,000 1,000,000		$5,400 5,500 6,250
Carter D. Hicks(5) Chief Financial Officer	2003 2002 2001	$241,730 181,250 139,500	$	— — 49,705	(6)	$	— — —	50,000 120,000 87,500		$5,400 5,562 5,312
Gary V. Howorka, Ph.D.(7) Former Chief Technology Officer	2003 2002 2001	$186,540 200,000 200,000	$	— — —		$	— — —	15,000 50,000 25,000	$	— — —
Jay A. Kerutis(8) Former President, Software and Digital Commerce Services Division	2003 2002 2001	$195,430 211,000 211,000		$280,000 177,000 170,000	(9) (3) (4)	$	— — —	100,000 350,000 80,000		$5,400 5,500 5,250

(1)   Represents insurance premiums paid by the Company with respect to insurance for the benefit of the Named Executive Officer’s family. Also includes amounts attributable to each of Messrs. Ronning, Kerutis and Hicks for 401(k) matching contributions by the Company in the following amounts: $5,250 in fiscal year 2001, $5,500 in fiscal year 2002 and $5,300 in fiscal year 2003.

(2)   Paid in March 2004 for performance in 2003.

(3)   Paid in March 2003 for performance in 2002.

(4)   Paid in February 2002 for performance in 2001.

(5)   Mr. Hicks was elected to the position of Chief Financial Officer in April 2002.

(6)   Paid in May 2002 for performance in 2001 related to performance as SVP Operations SDCS.

(7)   Mr. Howorka joined the Company in June 2002 as Chief Technology Officer and resigned as an executive officer of the Company in September 2003.

(8)   Mr. Kerutis resigned as an executive officer of the Company in September 2003.

(9)   Paid in February 2004 for performance in 2003.

Stock Option Grants And Exercises

The Company grants options to its executive officers under its 1998 Plan and 1999 Plan. As of March 1, 2004, options to purchase a total of 2,656,639 shares were outstanding under the 1998 Plan and options to purchase 1,579,692 shares remained available for grant thereunder. In addition, as of March 1, 2004, options to purchase a total of 5,052,470 shares were outstanding under the 1999 Plan and options to purchase 587,710 shares remained available for grant thereunder.

The following tables show for the fiscal year ended December 31, 2003, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise Or Base Price ($/Sh)(3)	Expiration Date	5% ($)	10% ($)
Joel A. Ronning	200,000	7.0%	$10.50	2/13/2013	$1,320,679	$3,346,859
Carter D. Hicks	50,000	1.7%	$10.50	2/13/2013	$330,170	$836,715
Gary V. Howorka, Ph.D.	15,000	0.5%	$10.50	2/13/2013	$99,051	$251,014
Jay A. Kerutis	100,000	3.5%	$10.50	2/13/2013	$660,339	$1,673,430

(1)          Stock options generally become exercisable at a rate of 6.25% at the three-month anniversary of the vesting commencement date and 6.25% each three months thereafter and expire ten years from the date of grant, or earlier upon termination of employment.

(2)          Based on options to purchase 2,858,651 shares of the Company’s Common Stock granted in the fiscal year ended December 31, 2003.

(3)          All options were granted at the fair market value of the Company’s Common Stock on the date of grant.

(4)          The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the option holder is possible unless the stock price increases over the option term. The 5% and 10% assumed rates of appreciation are derived from the rules of the SEC and do not represent the Company’s estimate or projection of the future common stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND
FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003(2)
			Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Joel A. Ronning	—	$—	1,218,749	625,001	$20,031,983	$8,699,642
Carter D. Hicks	38,713	$686,936	53,943	142,969	$897,707	$2,313,379
Gary V. Howorka, Ph.D.	105,852	$1,748,549	—	90,626	$—	$1,458,268
Jay A. Kerutis	225,000	$3,809,487	244,062	185,938	$3,539,645	$2,258,844

(1)          The value realized is based on the fair market value of the Company’s Common Stock on the date of exercise minus the exercise price.

(2)          The valuations are based on the fair market value of the Company’s Common Stock on December 31, 2003 of $22.10 minus the exercise price of the options.

Employment Agreements

In May 1998, the Company entered into an employment and non-competition agreement with Joel A. Ronning, the Company’s Chief Executive Officer. The term of the employment agreement is for a period of two years (the “Expiration Date”) with automatic one-year renewals if not terminated prior to the Expiration Date (as extended in connection with any renewed term). Mr. Ronning’s compensation pursuant to the employment agreement consists of a base salary of $250,000. In 2003, Mr. Ronning’s compensation also included a cash bonus of $600,000 based on his and the Company’s performance. In February 2004, Mr. Ronning was granted stock options to purchase an aggregate of 200,000 shares of the Company’s Common Stock as part of his compensation. The options vest quarterly over four years. Future annual bonuses and stock option awards will be determined at the discretion of the Compensation Committee. In the event of Mr. Ronning’s termination under certain circumstances, including termination upon a change in control of the Company, he will be entitled to termination payments equal to his base salary at the time of termination plus a weighted three year average of his annual bonus amount. In the event of a change of control, any unvested and unexercised stock options held by Mr. Ronning will immediately vest and become exercisable. The acceleration of options in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company. Mr. Ronning has also agreed not to compete with the Company in countries or territories where the Company conducts business for a period of 12 months following termination under certain circumstances.

In September 2003, the Company’s former Chief Technology Officer, Gary V. Howorka, Ph.D., resigned as an executive officer of the Company. Following Mr. Howorka’s resignation, the Company and Mr. Howorka entered into an interim employment agreement under which the Company continued to make salary payments to Mr. Howorka until February 2004, when Mr. Howorka’s employment with the Company was formally terminated.

In September 2003, Jay A. Kerutis, the Company’s former President, Software and Digital Commerce Services Division, resigned as an executive officer of the Company. Following Mr. Kerutis’ resignation, the Company and Mr. Kerutis entered into an employment agreement under which Mr. Kerutis will remain an employee of the Company until January 2005, unless he accepts other employment prior to that time (the

“Separation Date”) or materially breaches the agreement. In the event of a change of control before the Separation Date, any unvested and unexercised stock options held by Mr. Kerutis that would have vested by the Separation Date will immediately vest and become exercisable.

Compensation Committee Interlocks And Insider Participation

The Company’s Compensation Committee is composed of three non-employee directors: Messrs. Lansing, Madison and Seegal. No current member of the Compensation Committee is an officer or employee of the Company and no executive officer of the Company serves as a member of a compensation committee of any entity that has one or more executive officers serving as a member of the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION(2)

Introduction

The Company’s executive compensation policies and practices are approved by the Compensation Committee of the Board of Directors (the “Committee”). The Committee consists of three directors who are independent of the Company. The Committee’s determinations on compensation of the Chief Executive Officer and other executive officers are reviewed with all the non-employee directors.

Philosophy

The Committee has implemented compensation policies, plans and programs that seek to enhance stockholder value by aligning the financial interests of the executive officers with those of the Company’s stockholders. Annual base salaries are generally set at market-based competitive median levels. The Company relies on annual incentive compensation and stock options to attract, retain, motivate and reward executive officers and other key employees. Incentive compensation is variable and tied to corporate performance. The policies, plans and programs are designed to provide an incentive to management to grow revenues, provide quality returns on investment, enhance stockholder value and contribute to the long-term growth of the Company. All policies, plans and programs are reviewed at least annually to ensure they meet the current strategies and needs of the business.

Compensation Plans

The Company’s executive compensation is based on three components, each of which is intended to support the overall compensation philosophy.

Base Salary

Base salary is targeted at the median level for emerging technology companies of similar characteristics such as sales volume, capitalization and financial performance. Salaries for executive officers are reviewed by the Committee on an annual basis and may be changed based on the individual’s performance or a change in competitive pay levels in the marketplace.

The Committee reviews with the Chief Executive Officer an annual salary plan for the Company’s executive officers (other than the Chief Executive Officer). The salary plan is modified as deemed

(2)          This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

appropriate and approved by the Committee. The annual salary plan is developed by the Company’s Chief Executive Officer based on publicly available information on organizations with similar characteristics and on performance judgments as to the past and expected future contributions of the individual executives. The Committee reviews and establishes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee’s assessment of his past performance and its expectation as to his future contributions in directing the long-term success of the Company.

Annual Incentives

The Company’s short-term incentives are paid pursuant to annual bonus plans established by the Committee and the executive at or near the beginning of the year. The Committee believes that the annual bonus of key employees, including executive officers, should be based on optimizing revenues while maintaining prudent management of gross margins and operating expenses. Accordingly, the bonus plan for 2003 was based on achieving certain revenue and earnings levels. The bonus payable to the Chief Executive Officer was based on the pre-established performance goals and the Company’s overall performance during the year as described.

Equity Incentives

Long-term equity incentives are provided through grants of stock options to executive officers and other key employees pursuant to the Company’s 1998 Plan and the Company’s 1999 Plan (the “Option Plans”). The stock component of compensation is intended to retain and motivate employees to improve long-term stockholder value. Stock options are granted at fair market value and have value only if the Company’s stock price increases. The Committee believes this element of the total compensation program directly links the executive’s interests with those of the stockholders and the long-term performance of the Company.

The Committee establishes the number and terms of options granted under the Option Plans to the executive officers. The Committee encourages executives to build a substantial ownership investment in the Company’s Common Stock. The table on page 28 reflects the ownership position of the directors and executive officers at March 1, 2004. Outstanding performance by an individual executive officer is recognized through larger option grants.

The Committee has delegated authority for granting certain options to the Company’s Chief Executive Officer. All options granted by the Chief Executive Officer require acknowledgement by the Board of Directors. The Compensation Committee retains the authority to approve option grants to executive officers and directors of the Company.

Out of a total of 2,858,651 options granted in 2003, executive officers of the Company received grants for 365,000 shares, or approximately 12.8% of the total options granted in 2003.

Compensation Of Chief Executive Officer

The compensation of Mr. Ronning, the Company’s Chief Executive Officer, consists of all three of the above described components. The Committee believes that the compensation awarded to Mr. Ronning should reflect the Company’s overall performance and, accordingly, for the year ended 2003, the Committee used a number of factors and criteria to determine Mr. Ronning’s compensation, including the Company’s ability to achieve full year of profitability, penetrate new markets and manage operating expenses.

The Committee did not increase Mr. Ronning’s base salary in 2004 from the prior year. This reflected the Committee’s belief that Mr. Ronning’s base salary is at a competitive level for similar technology companies. However, based upon the Company’s overall performance in 2003 and the achievement of pre-established performance goals, a bonus of $600,000 was paid to Mr. Ronning for 2003.

The Committee reviewed Mr. Ronning’s performance for 2003 and reviewed market data for similar technology companies to determine whether to grant him equity incentives. Based on Mr. Ronning’s 2003 performance and market indicators, the Committee in February 2004 granted Mr. Ronning options to purchase 200,000 shares of the Company’s Common Stock. The Committee believes this compensation is comparable to that received by the chief executive officers of similar technology companies.

The Committee believes that the programs described above provide compensation that is competitive with comparable emerging technology companies, link executive and stockholder interests and provide the basis for the Company to attract and retain qualified executives. The Committee will continue to monitor the relationship among executive compensation, the Company’s performance and stockholder value as a basis for determining the Company’s ongoing compensation policies and practices.

Compensation Committee

William J. Lansing, Chairman
Thomas F. Madison
Frederic M. Seegal

PERFORMANCE MEASUREMENT COMPARISON(3)

The SEC requires a comparison on an indexed basis of cumulative total stockholder return for the Company, a relevant broad equity market index and a published industry line-of-business index. The following graph shows a total stockholder return of an investment of $100 in cash on August 11, 1998 (the date on which the Company’s Common Stock began trading on the Nasdaq National Market) for (i) the Company’s Common Stock; (ii) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. companies) (the “Nasdaq Composite Index”); and (iii) the RDG Technology Composite Index. The RDG Technology Composite Index is composed of approximately 500 technology companies in the semiconductor, electronics, medical and related technology industries. Historic stock price performance is not necessarily indicative of future stock price performance. All values assume reinvestment of the full amount of all dividends.

COMPARISON OF 65 MONTH CUMULATIVE TOTAL RETURN*
AMONG DIGITAL RIVER, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RDG TECHNOLOGY COMPOSITE INDEX

*       $100 invested on 8/11/98 in stock or on 7/31/98 in index-including reinvestment of dividends. Fiscal year ending December 31.

(3)   This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Digital River stockholders will be “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to: Investor Relations, Digital River, Inc., 9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344 or contact our Investor Relations department at (952) 253-1234. The Company will promptly deliver upon written or oral request a separate copy of the annual report or proxy statement to a security holder at a shared address to which a single copy of the document was delivered. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Carter D. Hicks Secretary

Eden Prairie, Minnesota
April 8, 2004

A copy of the 2003 Annual Report to Stockholders accompanies this Proxy Statement. The Company’s annual report on Form 10-K for the year ended December 31, 2003, as filed with the SEC, is available at no charge to stockholders upon written request to the Company at Investor Relations, Digital River, Inc., 9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344. Copies may also be obtained without charge through Digital River’s website at http://www.digitalriver.com, as well as the SEC’s website at http://www.sec.gov.

Appendix A

DIGITAL RIVER, INC.

CHARTER OF THE NOMINATING AND
CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS

Statement of Policy

The purpose of the Nominating and Corporate Governance Committee shall be to (i) oversee all aspects of the Company’s corporate governance functions on behalf of the Board; (ii) make recommendations to the Board regarding corporate governance issues; (iii) identify, review and evaluate candidates to serve as directors of the Company; (iv) serve as a focal point for communication between such candidates, non-committee directors and the Company’s management; (v) recommend and approve all nominations of directors; and (vi) make such other recommendations to the Board regarding affairs relating to the directors of the Company, including director compensation. The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

Composition

The Committee shall consist of at least two (2) members of the Board who satisfy the independence requirements of the Nasdaq National Market applicable to nominating committee members. The members of the Committee shall be appointed by and serve at the discretion of the Board. Vacancies occurring on the Committee shall be filled by the Board. The Committee’s chairperson shall be designated by the Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee.

Meetings and Minutes

The Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. The Chief Executive Officer, Chairman of the Board and Chief Financial Officer may attend any meeting of the Committee, except for portions of the meetings where his or their presence would be inappropriate, as determined by the Committee. Minutes of each meeting will be prepared and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairman of the Committee will report to the Board from time to time, or whenever so requested by the Board.

Authority and Responsibilities

The Committee will have the full power and authority to carry out the following primary responsibilities:

1.     Corporate Governance Principles—The Committee shall develop a set of corporate governance principles applicable to the Company, shall periodically review and assess these principles and their application, and shall recommend any changes deemed appropriate to the Board for its consideration.

2.     Compliance—The Committee shall review and consider public disclosure issues, conflicts of interest matters and other corporate governance matters that the Committee deems necessary or advisable for compliance with applicable legal, ethical and regulatory requirements that impact corporate governance.

A-1

3.     Committee Education/Orientation—The Committee shall develop with management and participate in a process for the review of important corporate governance issues and trends in corporate governance practices that could potentially impact the Company.

4.     Director Nominations—The Committee, in consultation with the Chief Executive Officer, has the primary responsibility for identifying, recruiting, evaluating, reviewing and recommending qualified candidates to serve on the Board. The Committee will establish minimum qualification requirements for candidacy for the Company’s Board and will develop policies and procedures with respect to identifying and evaluating potential candidates, including any candidates suggested by the Company’s stockholders. The selection and nominationof nominees for director to be presented to the stockholders for election or reelection, and the selection of new directors to fill vacancies and newly created directorships on the Board, shall be made by the Committee in consultation with the full Board.

5.     Board Committee Nominations—The Committee, in consultation with the Chief Executive Officer, and after considering the wishes of the individual directors, shall recommend to the entire Board annually the chairmanship and membership of each committee of the Board.

6.     Director Change of Position—The Committee is responsible for considering and making a recommendation to the Board with respect to the continued service of a director in the event (a) an employee director’s employment with the Company is terminated for any reason or (b) a non-employee director changes his/her primary job responsibility as in effect at the time such director was most recently elected to the Board.

7.     Board Assessment—The Committee shall periodically review, discuss and assess the performance of the Board, including Board committees, seeking input from senior management, the full Board and others. The assessment includes the review and assessment of existing Board committee charters and an evaluation of the Board’s contribution as a whole, specific areas in which the Board and/or management believe better contributions could be made, and overall Board composition and makeup, including the reelection of current Board members. The results of such reviews shall be provided to the Board for further discussion as appropriate.

8.     Committee Self Assessment—The Committee shall periodically review, discuss and assess its own performance as well as the Committee role and responsibilities, seeking input from senior management, the full Board and others. Changes in the role and/or responsibilities of the Committee as outlined in this Charter, if any, shall be recommended to the full Board for approval.

9.     Stockholder Communications—The Committee shall develop policies and procedures with respect to stockholder communications with the Board in accordance with applicable rule and regulations.

A-2

Appendix B

DIGITAL RIVER, INC.

1998 EQUITY INCENTIVE PLAN
(FORMERLY KNOWN AS THE 1998 STOCK OPTION PLAN)

INITIALLY ADOPTED:  JUNE 1998
INITIALLY APPROVED BY STOCKHOLDERS :  JULY 27, 1998

AMENDED AND RESTATED:  MARCH 22, 2004
APPROVED BY STOCKHOLDERS:  MAY            , 2004

TERMINATION DATE:  MARCH 21, 2014

1. Purposes.

(a)        Eligible Stock Award Recipients.   The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

(b)        Available Stock Awards.   The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses, (iv) rights to acquire restricted stock, (v) Stock Appreciation Rights and (vi) Restricted Stock Unit Awards.

(c)        General Purpose.   The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2. Definitions.

(a)        “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)        “Board” means the Board of Directors of the Company.

(c)        “Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).

(d)        “Code” means the Internal Revenue Code of 1986, as amended.

(e)        “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with Section 3(c).

(f)         “Common Stock” means the common stock of the Company.

(g)        “Company” means Digital River, Inc., a Delaware corporation.

(h)        “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) serving as a member of the Board of Directors of an Affiliate and who is compensated for such services. However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(i)         “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee,

Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a Consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(j)         “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)     a saleor other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)    a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iii)  a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(k)        “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(l)         “Director” means a member of the Board.

(m)      “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(n)        “Employee” means any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee by the Company for such service or for service as a member of the Board of Directors of an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(o)        “Entity” means a corporation, partnership or other entity.

(p)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)        “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (a) the Company or any Subsidiary of the Company, (b) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

(r)        “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)     If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock, unless otherwise determined by the Board, shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination (or, if such day of determination does not fall on a market trading day, then the last market trading day prior to the date of determination), as reported in The Wall Street Journalor such other source as the Board deems reliable.

(ii)    In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(s)        “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t)         “Non-Employee Director” means a Director who either (i) is not currently an employee or officer of the Company or its parent or a subsidiary, does not receive compensation, either directly or indirectly, from the Company or its parent or a subsidiary, for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(u)        “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(v)        “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)       “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(x)        “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(y)        “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(z)        “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation”, and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(aa)     “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity,

directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(bb)     “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(cc)      “Plan” means this Digital River, Inc. 1998 Equity Incentive Plan.

(dd)    “Restricted Stock Unit Award” means award under which the Company agrees to issue shares of Common Stock in the future to a Participant on terms and conditions determined by the Board, pursuant to a grant made under the terms and conditions of Section 7(d) hereof.

(ee)      “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ff)       “Securities Act” means the Securities Act of 1933, as amended.

(gg)      “Stock Appreciation Right”means a stock appreciation right entitling a Participant to receive a bonus equal to the appreciation in the value of Common Stock over an amount determined by the Board, pursuant to a grant made under the terms and conditions of Section 7(c) hereof.

(hh)     “Stock Award” means any right granted under the Plan, including an Option, a Stock Appreciation Right, a Restricted Stock Unit Award, a stock bonus and a right to acquire restricted stock.

(ii)       “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(jj)       “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(kk)     “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3. Administration.

(a)        Administration by Board.   The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

(b)        Powers of Board.   The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)     To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)    To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)  To amend the Plan or a Stock Award as provided in Section 12.

(iv)   To terminate or suspend the Plan as provided in Section 13.

(v)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(c)        Delegation to Committee.

(i)     General.   The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii)    Section 162(m) and Rule 16b-3 Compliance.   In the discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (c) not then subject to Section 16 of the Exchange Act.

(d)        Effect of Board’s Decision.   All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4. Shares Subject to the Plan.

(a)        Share Reserve.   Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate five million nine hundred eighty three thousand three hundred thirty three (5,983,333) shares of Common Stock.

(b)        Reversion of Shares to the Share Reserve.   If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

(c)        Source of Shares.   The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. Eligibility.

(a)        Eligibility for Specific Stock Awards.   Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b)        Ten Percent Stockholders.   A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)        Section 162(m) Limitation on Annual Grants.   Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, no Employee shall be eligible to be granted Options covering more than five hundred thousand (500,000) shares of Common Stock during any calendar year.

(d)        Consultants.   A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8, unless the Company determines both (i) that such grant (a) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (b) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

6. Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)        Term.   Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date on which it was granted.

(b)        Exercise Price of an Incentive Stock Option.   Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)        Exercise Price of a Nonstatutory Stock Option.   The exercise price of each Nonstatutory Stock Option shall be determined by the Board and may be less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price even lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(d)        Consideration.   The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash, by check or in other equivalent form at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock or (2) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the treatment of the Option as a variable award for financial accounting purposes.

(e)        Transferability of an Incentive Stock Option.   An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f)         Transferability of a Nonstatutory Stock Option.   A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g)        Vesting Generally.   The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(h)        Termination of Continuous Service.   In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date ninety (90) days following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. In the event that Optionholder shall be terminated “for cause” including, but not limited to: (i) willful breach of any agreement entered into with the Company; (ii) misappropriation of the Company’s property, fraud, embezzlement, breach of fiduciary duty, other acts of dishonesty against the Company; or (iii) conviction of any felony or crime involving moral turpitude, the Option shall terminate as of the date of the Optionholder’s termination of Continued Service; provided, however, that for Options granted after May 1, 2001, if Optionholder is terminated for “cause” as described above, the Option shall terminate seven (7) days after termination of the Optionholder.

(i)         Extension of Termination Date.   An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(a) or (ii) the expiration of a period of ninety (90) days after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(j)         Disability of Optionholder.   In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within the period of time specified in the Option Agreement; provided, however, that such vested Options shall not be exercisable for a period greater than one (1) year following his or her date of disability. If no such period is specified in the Option Agreement, then any vested outstanding Options shall be exercisable only within thirty (30) days following the Optionholder’s disability. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(k)        Death of Optionholder.   In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section 6(e) or 6(f), but only within the period of time specified in the Option Agreement; provided, however, that such vested Options shall not be exercisable for a period greater than one (1) year following his or her death. If no such period is specified in the Option Agreement, then any vested outstanding Options shall be exercisable only within six (6) months following the Optionholder’s death. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(l)         Early Exercise.   The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7. Provisions of Stock Awards other than Options.

(a)        Stock Bonus Awards.   Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)     Consideration.   A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii)    Vesting.   Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii)  Termination of Participant’s Continuous Service.   In the event that a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the stock bonus agreement. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a change to earnings for financial accounting purposes) have elapsed following receipt of the stock bonus unless otherwise specifically provided in the stock bonus agreement.

(iv)   Transferability.   Rights to acquire shares of Common Stock under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

(b)        Restricted Stock Awards.   Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)     Purchase Price.   The purchase price of restricted stock awards shall be determined by the Board and may be less than one hundred percent (100%) of the Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated.

(ii)    Consideration.   The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant, to the extent permitted by applicable statutes and regulations; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(iii)  Vesting.   Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv)   Termination of Participant’s Continuous Service.   In the event that a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the restricted stock purchase agreement. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise provided in the restricted stock purchase agreement.

(v)    Transferability.   Rights to acquire shares of Common Stock under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

(c)        Stock Appreciation Rights.   Each grant of Stock Appreciation Rights shall be made pursuant to a Stock Award Agreement in such form, and containing such terms and conditions as the Board shall deem appropriate. The terms and conditions of separate Stock Award Agreements relating to Stock Appreciation Rights need not be identical, but each such Stock Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)     Exercise Price and Calculation of Appreciation.   Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The appreciation distribution payable upon the exercise of a Stock Appreciation Right shall be not greater than an amount equal to: (1) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right and with respect to which the Participant is exercising the Stock Appreciation Right on such date; less (2) an amount that will be determined by the Board at the time of grant of the Stock Appreciation Right.

(ii)    Vesting.   At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Right as it deems appropriate.

(iii)  Exercise.   To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such Stock Appreciation Right.

(iv)   Payment.   The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash, or any combination of the two, as the Board deems appropriate.

(v)    Termination of Continuous Service.   In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (i) the date ninety (90) days following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Rights agreement) or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Rights agreement. If, after such termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified in the Stock Appreciation Rights agreement, the Stock Appreciation Right shall terminate.

(d)        Restricted Stock Unit Awards.   Each Restricted Stock Unit Award shall be made pursuant to a Stock Award Agreement in such form, and containing such terms and conditions, as the Board shall deem appropriate. The terms and conditions of separate Stock Award Agreements relating to Restricted Stock Unit Awards need not be identical. Any recipient of a Restricted Stock Unit Award will have only the rights of a general unsecured creditor of the Company until delivery of shares of Common Stock is made as specified in the agreement relating to such Restricted Stock Unit Award.

(e)        Deferral of Award Payment.   The Board may establish one or more programs under the Plan to permit selected Participants to elect to defer receipt of consideration upon exercise of a Stock Award, the satisfaction of performance criteria, or other events which, absent such an election, would entitle such Participants to payment or receipt of Common Stock or other consideration under a Stock Award. The Board may establish the election procedures of such deferrals, the mechanisms for payment of Common Stock or other consideration subject to deferral (including accrual of interest or other earnings, if any, on amounts with respect thereto) and such other terms, conditions, rules and procedures that the Board deems advisable.

8. Covenants of the Company.

(a)        Availability of Shares.   During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)        Securities Law Compliance.   The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9. Use of Proceeds from Stock.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10. Miscellaneous.

(a)        Acceleration of Exercisability and Vesting.   The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b)        Stockholder Rights.   No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c)        No Employment or other Service Rights.   Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)        Incentive Stock Option $100,000 Limitation.   To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of a Stock Award Agreement.

(e)        Investment Assurances.   The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f)         Withholding Obligations.   To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable award accounting); or (iii) delivering to the Company owned and unencumbered shares of Common Stock

(g)        Foreign Employees.   Without amending the Plan, the Committee may grant Stock Awards to eligible Employees, Directors and Consultants who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes the Committee may make such modification, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Company operates or has Employees, Directors and Consultants.

(h)        Indemnification.   In addition to such other rights of indemnification as they may have and subject to limitations of applicable law, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid to them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding. The Committee member or members shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such Committee member or members undertake to defend the same on their own behalf.

11. Adjustments upon Changes in Stock.

(a)        Capitalization Adjustments.   If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b) and the maximum number of securities subject to award to any person pursuant to Section 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b)        Dissolution or Liquidation.   In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.

(c)        Corporate Transaction.   In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (it being understood that similar stock awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have been not assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), the Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the Corporate Transaction) lapse. With respect to any other Stock Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

(d)        Securities Acquisition.   In the event of an acquisition by any Exchange Act Person of the beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors (other than an acquisition pursuant to Section 11(c) above), then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards shall be accelerated in full.

12. Amendment of the Plan and Stock Awards.

(a)        Amendment of Plan.   The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code or the listing requirements of the national exchange and/or Nasdaq Stock Market, as applicable.

(b)        Stockholder Approval.   The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

(c)        Contemplated Amendments.   It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)        No Impairment of Rights.   Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e)        Amendment of Stock Awards.   The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13. Termination or Suspension of the Plan.

(a)        Plan Term.   The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)        No Impairment of Rights.   Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14. Effective Date of Plan.

The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15. Choice of Law.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

Appendix C

DIGITAL RIVER, INC.

1999 EQUITY INCENTIVE PLAN
(FORMERLY KNOWN AS THE 1999 STOCK OPTION PLAN)

INITIALLY ADOPTED:  AUGUST 1999

AMENDED AND RESTATED:  MARCH 22, 2004
APPROVED BY STOCKHOLDERS:  MAY      , 2004

TERMINATION DATE:  MARCH 21, 2014

1. Purposes.

(a)        Eligible Stock Award Recipients.   The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

(b)        Available Stock Awards.   The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses, (iv) rights to acquire restricted stock, (v) Stock Appreciation Rights and (vi) Restricted Stock Unit Awards.

(c)        General Purpose.   The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2. Definitions.

(a)        “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)        “Board” means the Board of Directors of the Company.

(c)        “Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).

(d)        “Code” means the Internal Revenue Code of 1986, as amended.

(e)        “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with Section 3(c).

(f)         “Common Stock” means the common stock of the Company.

(g)        “Company” means Digital River, Inc., a Delaware corporation.

(h)        “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) serving as a member of the Board of Directors of an Affiliate and who is compensated for such services. However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(i)         “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee,

Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a Consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(j)         “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)     a saleor other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)    a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iii)  a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(k)        “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(l)         “Director” means a member of the Board.

(m)      “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(n)        “Employee” means any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee by the Company for such service or for service as a member of the Board of Directors of an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(o)        “Entity” means a corporation, partnership or other entity.

(p)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)        “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (a) the Company or any Subsidiary of the Company, (b) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

(r)        “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)     If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common

Stock, unless otherwise determined by the Board, shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination (or, if such day of determination does not fall on a market trading day, then the last market trading day prior to the date of determination), as reported in The Wall Street Journalor such other source as the Board deems reliable.

(ii)    In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(s)        “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t)         “Non-Employee Director” means a Director who either (i) is not currently an employee or officer of the Company or its parent or a subsidiary, does not receive compensation, either directly or indirectly, from the Company or its parent or a subsidiary, for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(u)        “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(v)        “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)       “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(x)        “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(y)        “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(z)        “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation”, and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(aa)     “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(bb)     “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(cc)      “Plan” means this Digital River, Inc. 1999 Equity Incentive Plan.

(dd)     “Restricted Stock Unit Award” means award under which the Company agrees to issue shares of Common Stock in the future to a Participant on terms and conditions determined by the Board, pursuant to a grant made under the terms and conditions of Section 7(d) hereof.

(ee)      “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ff)       “Securities Act” means the Securities Act of 1933, as amended.

(gg)      “Stock Appreciation Right” means a stock appreciation right entitling a Participant to receive a bonus equal to the appreciation in the value of Common Stock over an amount determined by the Board, pursuant to a grant made under the terms and conditions of Section 7(c) hereof.

(hh)     “Stock Award” means any right granted under the Plan, including an Option, a Stock Appreciation Right, a Restricted Stock Unit Award, a stock bonus and a right to acquire restricted stock.

(ii)       “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(jj)       “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(kk)     “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3. Administration.

(a)        Administration by Board.   The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

(b)        Powers of Board.   The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)     To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)    To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award

Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)  To amend the Plan or a Stock Award as provided in Section 12.

(iv)   To terminate or suspend the Plan as provided in Section 13.

(v)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(c)        Delegation to Committee.

(i)     General.   The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii)    Section 162(m) and Rule 16b-3 Compliance.   In the discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (c) not then subject to Section 16 of the Exchange Act.

(d)        Effect of Board’s Decision.   All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4. Shares Subject to the Plan.

(a)        Share Reserve.   Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate eight million four hundred fifty thousand (8,450,000) shares of Common Stock.

(b)        Reversion of Shares to the Share Reserve.   If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

(c)        Source of Shares.   The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. Eligibility.

(a)        Eligibility for Specific Stock Awards.   Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b)        Ten Percent Stockholders.   A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)        Section 162(m) Limitation on Annual Grants.   Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, no Employee shall be eligible to be granted Options covering more than five hundred thousand (500,000) shares of Common Stock during any calendar year.

(d)        Consultants.   A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8, unless the Company determines both (i) that such grant (a) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (b) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

(e)        Restrictions on Eligibility.   Notwithstanding the foregoing, the aggregate number of shares issued pursuant to Stock Awards granted to Officers and Directors cannot exceed forty percent (40%) of the number of shares reserved for issuance under the Plan as determined at the time of each such issuance to an Officer or Director, except that there shall be excluded from this calculation shares issued to Officers not previously employed by the Corporation pursuant to Stock Awards granted as an inducement essential to such individuals entering into employment contracts with the Company.

6. Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)        Term.   Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date on which it was granted.

(b)        Exercise Price of an Incentive Stock Option.   Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)        Exercise Price of a Nonstatutory Stock Option.   The exercise price of each Nonstatutory Stock Option shall be determined by the Board and may be less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price even lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(d)        Consideration.   The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash, by check or in other equivalent form at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock or (2) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the treatment of the Option as a variable award for financial accounting purposes.

(e)        Transferability of an Incentive Stock Option.   An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f)         Transferability of a Nonstatutory Stock Option.   A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g)        Vesting Generally.   The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(h)        Termination of Continuous Service.   In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date ninety (90) days following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. In the event that Optionholder shall be terminated “for cause” including, but not limited to: (i) willful breach of any agreement entered into with the Company; (ii) misappropriation of the Company’s property, fraud, embezzlement, breach of fiduciary duty, other acts of dishonesty against the Company; or (iii) conviction of any felony or crime involving moral turpitude, the Option shall terminate seven (7) days after termination of the Optionholder.

(i)         Extension of Termination Date.   An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(a) or (ii) the expiration of a period of ninety (90) days after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(j)         Disability of Optionholder.   In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within the period of time specified in the Option Agreement; provided, however, that such vested Options shall not be exercisable for a period greater than one (1) year following his or her date of disability. If no such period is specified in the Option Agreement, then any vested outstanding Options shall be exercisable only within thirty (30) days following the Optionholder’s disability. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(k)        Death of Optionholder.   In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section 6(e) or 6(f), but only within the period of time specified in the Option Agreement; provided, however, that such vested Options shall not be exercisable for a period greater than one (1) year following his or her death. If no such period is specified in the Option Agreement, then any vested outstanding Options shall be exercisable only within six (6) months following the Optionholder’s death. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(l)         Early Exercise.   The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7. Provisions of Stock Awards other than Options.

(a)        Stock Bonus Awards.   Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)     Consideration.   A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii)    Vesting.   Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii)  Termination of Participant’s Continuous Service.   In the event that a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the stock bonus agreement. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a change to earnings for financial accounting purposes) have elapsed following receipt of the stock bonus unless otherwise specifically provided in the stock bonus agreement.

(iv)   Transferability.   Rights to acquire shares of Common Stock under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

(b)        Restricted Stock Awards.   Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)     Purchase Price.   The purchase price of restricted stock awards shall be determined by the Board and may be less than one hundred percent (100%) of the Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated.

(ii)    Consideration.   The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant, to the extent permitted by applicable statutes and regulations; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(iii)  Vesting.   Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv)   Termination of Participant’s Continuous Service.   In the event that a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the restricted stock purchase agreement. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise provided in the restricted stock purchase agreement.

(v)    Transferability.   Rights to acquire shares of Common Stock under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

(c)        Stock Appreciation Rights.   Each grant of Stock Appreciation Rights shall be made pursuant to a Stock Award Agreement in such form, and containing such terms and conditions as the Board shall deem appropriate. The terms and conditions of separate Stock Award Agreements relating to Stock Appreciation Rights need not be identical, but each such Stock Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)     Exercise Price and Calculation of Appreciation.   Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The appreciation distribution payable upon the exercise of a Stock Appreciation Right shall be not greater than an amount equal to: (1) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right and with respect to which the Participant is exercising the Stock Appreciation Right on such date; less (2) an amount that will be determined by the Board at the time of grant of the Stock Appreciation Right.

(ii)    Vesting.   At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Right as it deems appropriate.

(iii)  Exercise.   To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such Stock Appreciation Right.

(iv)   Payment.   The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash, or any combination of the two, as the Board deems appropriate.

(v)    Termination of Continuous Service.   In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (i) the date ninety (90) days following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Rights agreement) or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Rights agreement. If, after such termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified in the Stock Appreciation Rights agreement, the Stock Appreciation Right shall terminate.

(d)        Restricted Stock Unit Awards.   Each Restricted Stock Unit Award shall be made pursuant to a Stock Award Agreement in such form, and containing such terms and conditions, as the Board shall deem appropriate. The terms and conditions of separate Stock Award Agreements relating to Restricted Stock Unit Awards need not be identical. Any recipient of a Restricted Stock Unit Award will have only the rights of a general unsecured creditor of the Company until delivery of shares of Common Stock is made as specified in the agreement relating to such Restricted Stock Unit Award.

(e)        Deferral of Award Payment.   The Board may establish one or more programs under the Plan to permit selected Participants to elect to defer receipt of consideration upon exercise of a Stock Award, the satisfaction of performance criteria, or other events which, absent such an election, would entitle such Participants to payment or receipt of Common Stock or other consideration under a Stock Award. The Board may establish the election procedures of such deferrals, the mechanisms for payment of Common Stock or other consideration subject to deferral (including accrual of interest or other earnings, if any, on amounts with respect thereto) and such other terms, conditions, rules and procedures that the Board deems advisable.

8. Covenants of the Company.

(a)        Availability of Shares.   During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)        Securities Law Compliance.   The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9. Use of Proceeds from Stock.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10. Miscellaneous.

(a)        Acceleration of Exercisability and Vesting.   The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b)        Stockholder Rights.   No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c)        No Employment or other Service Rights.   Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)        Incentive Stock Option $100,000 Limitation.   To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of a Stock Award Agreement.

(e)        Investment Assurances.   The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f)         Withholding Obligations.   To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable award accounting); or (iii) delivering to the Company owned and unencumbered shares of Common Stock

(g)        Foreign Employees.   Without amending the Plan, the Committee may grant Stock Awards to eligible Employees, Directors and Consultants who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes the Committee may make such modification, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Company operates or has Employees, Directors and Consultants.

(h)        Indemnification.   In addition to such other rights of indemnification as they may have and subject to limitations of applicable law, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid to them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding. The Committee member or members shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such Committee member or members undertake to defend the same on their own behalf.

11. Adjustments upon Changes in Stock.

(a)        Capitalization Adjustments.   If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b) and the maximum number of securities subject to award to any person pursuant to Section 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b)        Dissolution or Liquidation.   In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.

(c)        Corporate Transaction.   In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (it being understood that similar stock awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have been not assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), the Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the Corporate Transaction) lapse. With respect to any other Stock Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

(d)        Securities Acquisition.   In the event of an acquisition by any Exchange Act Person of the beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors (other than an acquisition pursuant to

Section 11(c) above), then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards shall be accelerated in full.

12. Amendment of the Plan and Stock Awards.

(a)        Amendment of Plan.   The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code or the listing requirements of the national exchange and/or Nasdaq Stock Market, as applicable.

(b)        Stockholder Approval.   The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

(c)        Contemplated Amendments.   It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)        No Impairment of Rights.   Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e)        Amendment of Stock Awards.   The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13. Termination or Suspension of the Plan.

(a)        Plan Term.   The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)        No Impairment of Rights.   Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14. Effective Date of Plan.

The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15. Choice of Law.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

DIGITAL RIVER, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS

Monday, May 24, 2004
3:30 p.m.

Radisson Plaza Hotel
35 South 7th Street
Minneapolis, Minnesota 55402

DIGITAL RIVER, INC. 9625 West 76th Street, Suite 150 Eden Prairie, MN 55344	proxy

TO THE STOCKHOLDERS OF DIGITAL RIVER, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DIGITAL RIVER, INC., a Delaware corporation (the “Company”), will be held on Monday, May 24, 2004 at 3:30 p.m. local time at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota, for the purposes stated on the reverse.

By signing the proxy, you revoke all prior proxies and appoint Joel Ronning and Carter Hicks, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible. In order to ensure your representation at the meeting, a return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 29, 2004, as the record date for the determination of stockholders entitled to notice of and to vote as this Annual Meeting and at any adjournment or postponement thereof.

See reverse for voting instructions.

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.	COMPANY #

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•       Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (EDT) on May 21, 2004.

•       Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/driv/ — QUICK *** EASY *** IMMEDIATE

•       Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (EDT) on May 21, 2004.

•       Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Digital River, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR all Proposals.

1. Election of directors:	01 Joel A. Ronning 02 Perry W. Steiner 03 J. Paul Thorin	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions:To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

\/ Please fold here \/

2.     To approve an amendment and restatement of the Company’s 1998 Stock Option Plan that would give the Company the flexibility to grant stock appreciation rights, restricted stock units, stock purchase rights and stock bonuses, in addition to incentive and non-statutory stock options, to its directors, officers, employees and consultants and certain other eligible recipients, and would extend the term of the 1998

Plan from June 2008 to March 2014;	☐	For	☐	Against	☐	Abstain

3.     To approve an amendment and restatement of the Company’s 1999 Stock Option Plan that would give the Company the flexibility to grant incentive stock options, stock appreciation rights, restricted stock units, stock purchase rights and stock bonuses, in addition to non-statutory stock options, to its directors, officers, employees and consultants and certain other eligible recipients, and would fix the term of the

1999 Plan from unspecified to March 2014;	☐	For	☐	Against	☐	Abstain
4. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as
independent auditors of the Company for its fiscal year ending December 31, 2004.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL PROPOSALS.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.